Exhibit 1.1

$350,000,000

TALLGRASS ENERGY PARTNERS, LP

TALLGRASS ENERGY FINANCE CORP.

5.50% SENIOR NOTES DUE 2024

PURCHASE AGREEMENT

May 11, 2017

CREDIT SUISSE SECURITIES (USA) LLC

As Representative of the several

   Initial Purchasers named in Schedule I attached hereto

c/o Credit Suisse Securities (USA) LLC

Eleven Madison Avenue,

New York, N.Y. 10010-3629

Ladies and Gentlemen:

Tallgrass Energy Partners, LP, a Delaware limited partnership (the “Partnership”), and Tallgrass Energy Finance Corp., a Delaware corporation (“Finance Co.” and, together with the Partnership, the “Issuers”), propose, upon the terms and conditions set forth in this agreement (this “Agreement”), to issue and sell to Credit Suisse Securities (USA) LLC (“Credit Suisse”) and the other several initial purchasers named in Schedule I hereto (the “Initial Purchasers”), for whom Credit Suisse is acting as representative (in such capacity, the “Representative”), $350,000,000 in aggregate principal amount of their 5.50% Senior Notes due 2024 (the “Notes”). The Notes (i) will have terms and provisions that are summarized in the Pricing Disclosure Package and Offering Memorandum (as defined below), and (ii) are to be issued pursuant to the Indenture (as supplemented, the “Indenture”) dated as of September 1, 2016, and as supplemented as of January 20, 2017, among the Issuers, the Guarantors (as defined below) and U.S. Bank National Association, as trustee (the “Trustee”). The Issuers’ obligations under the Notes, including the due and punctual payment of interest on the Notes, will be unconditionally guaranteed on a senior unsecured basis (the “Guarantees”) by the guarantors listed in Schedule II hereto (collectively the “Guarantors”). As used herein, the term “Notes” shall include the Guarantees, unless the context otherwise requires. This Agreement is to confirm the agreement concerning the purchase of the Notes from the Issuers by the Initial Purchasers.

The Issuers previously issued $400,000,000 in aggregate principal amount of its 5.50% Senior Notes due 2024 under the Indenture (the “Existing Notes”) without registration under the Securities Act of 1933, as amended, and the rules and regulations of the Securities and Exchange Commission (the “Commission”) promulgated thereunder (the “Securities Act”), in reliance on an exemption pursuant to Section 4(a)(2) under the Securities Act. The Notes will constitute a further issuance of, are consolidated and form a single series with, and have identical terms (other than the date of issuance, public offering price, initial interest accrual date and initial payment date) to the Existing Notes.

Tallgrass MLP GP, LLC (the “General Partner”), a Delaware limited liability company, is the general partner of the Partnership. The General Partner, the Partnership, Finance Co., Tallgrass MLP Operations, LLC, a Delaware limited liability company (“Tallgrass MLP Operations”), Tallgrass Midstream, LLC, a Delaware limited liability company (“Tallgrass Midstream”), Tallgrass Interstate Gas Transmission, LLC, a Colorado limited liability company (“TIGT”), Trailblazer Pipeline Company LLC, a Delaware limited liability company (“Trailblazer”), Tallgrass PXP Holdings, LLC, a Delaware limited liability company (“PXP”), Tallgrass Pony Express Pipeline, LLC, a Delaware limited liability company (“Pony Express”), TEP REX Holdings, LLC, a Delaware limited liability company (“REX Holdings”), Tallgrass Energy Investments, LLC, a Delaware limited liability company (“TEI”), BNN South Texas, LLC, a Delaware limited liability company (“BNN South Texas”), BNN Water Solutions, LLC, a Delaware limited liability company (“Water Solutions”), BNN Western, LLC, a Delaware limited liability company (“BNN Western”), BNN Redtail, LLC, a Delaware limited liability company (“BNN Redtail”), BNN Recycle, LLC, a Delaware limited liability company (“BNN Recycle”), BNN Great Plains, LLC, a Delaware limited liability company (“BNN Great Plains”), Alpha Reclaim Technology, LLC, a Texas limited liability company (“Alpha”), Tallgrass NatGas Operator, LLC, a Delaware limited liability company (“NatGas”), Tallgrass Terminals, LLC, a Delaware limited liability company (“Terminals”), Tallgrass Sterling Terminal, LLC, a Delaware limited liability company (“Sterling”) and Stanchion Trading, LLC, a Delaware limited liability company (“Stanchion”) are referred to collectively herein as the “Partnership Entities”). Tallgrass MLP Operations, Tallgrass Midstream, TIGT, Trailblazer, PXP, Pony Express, REX Holdings, Rockies Express Pipeline LLC, a Delaware limited liability company (“REX”), TEI, BNN South Texas, Water Solutions, BNN Western, BNN Redtail, BNN Recycle, BNN Great Plains, Alpha, NatGas, Terminals, Sterling and Stanchion are referred to collectively herein as the “Operating Subsidiaries.”

1.    Purchase and Resale of the Notes. The Notes will be offered and sold to the Initial Purchasers without registration under the Securities Act, in reliance on an exemption pursuant to Section 4(a)(2) under the Securities Act. The Issuers and the Guarantors have prepared a preliminary offering memorandum, dated May 10, 2017 (the “Preliminary Offering Memorandum”), a pricing term sheet substantially in the form attached hereto as Schedule III (the “Pricing Term Sheet”) setting forth the terms of the Notes omitted from the Preliminary Offering Memorandum and certain other information and an offering memorandum, dated May 11, 2017 (the “Offering Memorandum”), setting forth information regarding the Partnership Entities, the Notes and the Guarantees. The Preliminary Offering Memorandum, as supplemented and amended as of the Applicable Time (as defined below), together with the Pricing Term Sheet and any of the documents listed on Schedule IV(A) hereto are collectively referred to as the “Pricing Disclosure Package.” The Issuers and the Guarantors hereby confirm that they have authorized the use of the Pricing Disclosure Package and the Offering Memorandum in connection with the offering and resale of the Notes by the Initial Purchasers. “Applicable Time” means 1:55 p.m. (New York City time) on the date of this Agreement.

Any reference to the Preliminary Offering Memorandum, the Pricing Disclosure Package or the Offering Memorandum shall be deemed to refer to and include the Partnership’s most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and all subsequent documents filed with the Commission pursuant to Section 13(a), 13(c) or 15(d) of the United States Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder (the “Exchange Act”), on or prior to the date of the Preliminary Offering Memorandum, the Pricing Disclosure Package or the Offering Memorandum, as the case may be. Any reference to the Preliminary Offering Memorandum, Pricing Disclosure Package or the Offering Memorandum, as the case may be, as amended or supplemented, as of any specified date, shall be deemed to include any documents filed with the Commission pursuant to Section 13(a), 13(c) or 15(d) of the Exchange Act after the date of the Preliminary Offering Memorandum, Pricing Disclosure Package or the Offering Memorandum, as the case may be, and prior to such specified date. All documents filed under the Exchange Act and so deemed to be included in the Preliminary Offering Memorandum, Pricing Disclosure Package or the Offering Memorandum, as the case may be, or any amendment or supplement thereto are hereinafter called the “Exchange Act Reports.”

You have advised the Issuers that you will offer and resell (the “Exempt Resales”) the Notes purchased by you hereunder on the terms set forth in each of the Pricing Disclosure Package and the Offering Memorandum, as amended or supplemented, solely to (i) persons whom you reasonably believe to be “qualified institutional buyers” as defined in Rule 144A under the Securities Act (“QIBs”), and (ii) outside the United States to certain persons who are not U.S. Persons (as defined in Regulation S under the Securities Act (“Regulation S”)) (such persons, “Non-U.S. Persons”) in offshore transactions in reliance on Regulation S. As used herein, the terms “offshore transaction” and “United States” have the meanings assigned to them in Regulation S. Those persons specified in clauses (i) and (ii) are referred to herein as “Eligible Purchasers.”

2.    Representations, Warranties and Agreements of the Issuers and the Guarantors. Each of the Issuers and the Guarantors, jointly and severally, represent, warrant and agree as follows:

(a)    Rule 144A Eligibility. When the Notes and Guarantees are issued and delivered pursuant to this Agreement, such Notes and Guarantees will not be of the same class (within the meaning of Rule 144A under the Securities Act) as securities of the Issuers and the Guarantors that are listed on a national securities exchange registered under Section 6 of the Exchange Act or that are quoted in a United States automated inter-dealer quotation system.

(b)    Registration Exemption. Assuming the accuracy of your representations and warranties in Section 3(b), the purchase and resale of the Notes pursuant hereto (including pursuant to the Exempt Resales) are exempt from the registration requirements of the Securities Act.

(c)    No General Solicitation. No form of general solicitation or general advertising within the meaning of Regulation D under the Securities Act (including, but not limited to, advertisements, articles, notices or other communications published in any newspaper, magazine or similar medium or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising) (each, a “General Solicitation”) was used by the Issuers, the Guarantors, any of their respective affiliates or any of their respective representatives (other than you and your affiliates and representatives (together, your “Related Parties”), as to whom the Issuers and the Guarantors make no representation) in connection with the offer and sale of the Notes.

(d)    No Directed Selling Efforts. No directed selling efforts within the meaning of Rule 902 under the Securities Act were used by the Issuers, the Guarantors or any of their respective representatives (other than you and your Related Parties, as to whom the Issuers and the Guarantors make no representation) with respect to Notes sold outside the United States to Non-U.S. Persons, and the Issuers, any affiliate of the Issuers and any person acting on its or their behalf (other than you and your Related Parties, as to whom the Issuers and the Guarantors make no representation) has complied with and will implement the “offering restrictions” required by Rule 902 under the Securities Act.

(e)    Information Requirement. Each of the Preliminary Offering Memorandum, the Pricing Disclosure Package and the Offering Memorandum, each as of (i) its date (or in the case of the Pricing Disclosure Package, as of the Applicable Time) and (ii) the Closing Date, contains all the information specified in, and meeting the requirements of, Rule 144A(d)(4) under the Securities Act.

(f)    No Integration. None of the Issuers or Guarantors, nor any other person acting on behalf of any of the Issuers or Guarantors has sold or issued any securities that would be integrated with the offering of the Notes contemplated by this Agreement pursuant to the Securities Act, the rules and regulations thereunder or the interpretations thereof by the Commission.

(g)    No Suspension Order. The Preliminary Offering Memorandum, the Pricing Disclosure Package and the Offering Memorandum have been prepared by the Issuers and the Guarantors for use by the Initial Purchasers in connection with the Exempt Resales. No order or decree preventing or suspending the use of the Preliminary Offering Memorandum, the Pricing Disclosure Package or the Offering Memorandum, or any order asserting that the transactions contemplated by this Agreement are subject to the registration requirements of the Securities Act has been issued, and no proceeding for that purpose has commenced or is pending or, to the knowledge of the Partnership, is contemplated.

(h)    No Material Misstatements or Omissions in the Offering Memorandum. The Offering Memorandum will not, as of its date or as of the Closing Date, contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Offering Memorandum in reliance upon and in conformity with written information furnished to the Issuers through the Representative by or on behalf of any Initial Purchaser specifically for inclusion therein, which information is specified in Section 8(e).

(i)    No Material Misstatements or Omissions in the Pricing Disclosure Package. The Pricing Disclosure Package did not, as of the Applicable Time, contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Pricing Disclosure Package in reliance upon and in conformity with written information furnished to the Partnership through the Representative by or on behalf of any Initial Purchaser specifically for inclusion therein, which information is specified in Section 8(e).

(j)    Free Writing Offering Document. The Issuers have not made any offer to sell or solicitation of an offer to buy the Notes that would constitute a “free writing prospectus” (if the offering of the Notes was made pursuant to a registered offering under the Securities Act), as defined in Rule 405 under the Securities Act (a “Free Writing Offering Document”) without the prior consent of the Representative; any such Free Writing Offering Document, the use of which has been previously consented to by the Initial Purchasers, is listed on Schedule IV.

(k)    No Material Misstatements or Omissions in the Free Writing Offering Documents. Each Free Writing Offering Document listed in Schedule IV(B) hereto, when taken together with the Pricing Disclosure Package, did not, as of the Applicable Time, contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from such Free Writing Offering Document listed in Schedule IV(B) hereto in reliance upon and in conformity with written information furnished to the Issuers through the Representative by or on behalf of any Initial Purchaser specifically for inclusion therein, which information is specified in Section 8(e). The information included in each Free Writing Offering Document listed in Schedule IV(B) hereto does not conflict with the information contained in the Pricing Disclosure Package or to be contained in the Offering Memorandum.

(l)    Exchange Act Reports. The Exchange Act Reports, when they were or are filed with the Commission, conformed or will conform in all material respects to the applicable requirements of the Exchange Act and the applicable rules and regulations of the Commission thereunder. The Exchange Act Reports did not and will not, when filed with the Commission, contain an untrue statement of material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(m)    Forward-Looking and Supporting Information. Each of the forward-looking statements (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) made by the Issuers and the Guarantors included in or incorporated by reference in the Pricing Disclosure Package and to be made in the Offering Memorandum (and any amendments or supplements thereto) was made or will be made with a reasonable basis and in good faith.

(n)    Formation and Qualification of the Partnership Entities. Each of the Partnership Entities has been duly incorporated or formed, as the case may be, is validly existing and in good standing as a corporation, limited partnership or limited liability company, as the case may be, under the laws of its jurisdiction of organization (as set forth on Schedule V) and is duly qualified or licensed to do business and in good standing as a foreign corporation, limited partnership or limited liability company, as the case may be, in each jurisdiction (as set forth on Schedule V) in which its ownership or lease of property or the conduct of its businesses requires such qualification, except where the failure to be so qualified or in good standing could not, in the aggregate, reasonably be expected to (i) have a material adverse effect on the condition (financial or otherwise), results of operations, stockholders’ or members’ equity or partners’ capital, properties, business or prospects of the Partnership Entities, taken as a whole (a “Material Adverse Effect”) or (ii) subject the limited partners of the Partnership or stockholders of Finance Co. to any material liability or disability. Each of the Partnership Entities has all corporate, limited partnership or limited liability company power and authority to own or hold its properties and to conduct the businesses as presently conducted in all material respects.

(o)    General Partner. The General Partner has, and at the Closing Date will have, full limited liability company power and authority to serve as general partner of the Partnership in all material respects as disclosed in the Pricing Disclosure Package and the Offering Memorandum.

(p)    Ownership of the General Partner. Tallgrass Equity, LLC, a Delaware limited liability company (“Tallgrass Equity”), owns a 100% membership interest in the General Partner; such membership interest is duly authorized and validly issued in accordance with the Second Amended and Restated Limited Liability Company Agreement of the General Partner, dated May 17, 2013 (as amended to date, the “General Partner LLC Agreement”) and is fully paid (to the extent required under the General Partner LLC Agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware Limited Liability Company Act (the “Delaware LLC Act”)); and such membership interest is owned free and clear of all liens, encumbrances, security interests, equities, charges or other claims (“Liens”), except for restrictions on transferability that may be imposed by federal or state securities laws or arising under or in connection with the General Partner LLC Agreement or the Credit Agreement dated as of May 12, 2015 among Tallgrass Equity, as borrower, and the lender party thereto and Barclays Bank PLC, as administrative agent and collateral agent (together with any amendments thereto, the “Tallgrass Equity Credit Agreement”).

(q)    Ownership of the General Partner Units in the Partnership. The General Partner is, and at the Closing Date will be, the sole general partner of the Partnership. As of the date of this Agreement, the General Partner owns 834,391 general partner units (the “General Partner Units”); such General Partner Units are duly authorized and validly issued in accordance with the Partnership’s Amended and Restated Partnership Agreement, dated May 17, 2013 (the “Partnership Agreement”); and the General Partner owns such General Partner Units free and clear of all Liens, except for restrictions on transferability that may be imposed by federal or state securities laws or contained in the Partnership Agreement or the Tallgrass Equity Credit Agreement.

(r)    Capitalization. As of the date hereof, the issued and outstanding partnership interests of the Partnership solely consist of 72,437,886 Common Units, 834,391 General Partner Units and the Incentive Distribution Rights (as defined in the Partnership Agreement). All outstanding Common Units, General Partner Units and the Incentive Distribution Rights, and the limited partner interests or general partner interests, as applicable, represented thereby, have been duly authorized and validly issued in accordance with the Partnership Agreement and are fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by matters described in Sections 17-303, 17-607 and 17-804 of the Delaware Revised Uniform Limited Partnership Act (the “Delaware LP Act”)).

(s)    Ownership of the Operating Subsidiaries. Other than its indirect ownership of a 98% membership interest in Pony Express and a 49.99% membership interest in REX, the Partnership owns, and at the Closing Date will own, directly or indirectly, 100% of the issued capital stock or membership interests, as applicable, in Finance Co. and in each of the Operating Subsidiaries. The stock or membership interests in the Operating Subsidiaries owned directly or indirectly by the Partnership have been duly authorized and validly issued in accordance with the bylaws or limited liability company agreement of such entity, as applicable (collectively, and with the Partnership Agreement and the General Partner LLC Agreement, the “Organizational Agreements”), and the certificate of incorporation or certificate of formation of such entity, as applicable (collectively, with the certificate of limited partnership of the Partnership, as amended, the certificate of formation of the General Partner and the Organizational Agreements, the “Organizational Documents”), and are fully paid (to the extent required under such Organizational Documents) and nonassessable (except (i) in the case of an interest in a Delaware limited liability company, as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act and (ii) in the case of an interest in a limited liability company formed under the laws of another domestic state, as such nonassessability may be affected by similar provisions of such state’s limited liability company statute); and are owned, directly or indirectly, by the Partnership, free and clear of all Liens (other than those created by, arising under the Delaware LP Act, the Delaware LLC Act, the Tallgrass Equity Credit Agreement, the Revolving Credit Agreement, dated as of May 17, 2013, among the Partnership, the syndicate of lenders named therein and Barclays Bank PLC, as administrative agent and collateral agent (together with any amendment thereto, the “Revolving Credit Agreement”), the Indenture, the Credit Agreement, dated as of October 1, 2015 among REX, as borrower, and the lenders part thereto and Wells Fargo Bank N.A., as administrative agent (the “REX Credit Agreement”), or restrictions on transferability contained in the Organizational Documents of such entity or as described in the Pricing Disclosure Package and the Offering Memorandum).

(t)    No Other Subsidiaries. As of the date hereof, the Partnership does not own directly or indirectly, any equity or long-term debt securities of any corporation, partnership, limited liability company, joint venture, association or other entity, other than Finance Co., and the Operating Subsidiaries and its indirect ownership in BNN West Texas, LLC, a Delaware limited liability company (“BNN West Texas”), Tallgrass Colorado Pipeline, Inc., a Colorado corporation, and Deeprock Development, LLC, a Delaware limited liability company (“Deeprock”); the General Partner does not own, directly or indirectly, any equity or long-term debt securities of any corporation, partnership, limited liability company, joint venture, association or other entity, other than the Partnership and the Operating Subsidiaries and its indirect ownership in Finance Co., BNN West Texas, Tallgrass Colorado Pipeline, Inc. and Deeprock.

(u)    Distribution Restrictions. None of the Operating Subsidiaries are prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or to which it is subject, from paying any distributions to the Partnership, from making any other distribution on such subsidiary’s equity interests, from repaying to the Partnership any loans or advances to such subsidiary from the Partnership or from transferring any of such subsidiary’s property or assets to the Partnership or any other subsidiary of the Partnership, except for (a) restrictions on distributions under the laws of the Operating Subsidiaries’ jurisdictions of formation or (b) as described in or contemplated by the Revolving Credit Agreement, Tallgrass Equity Credit Agreement, the Indenture, or, with respect to REX, the REX Credit Agreement or the Organizational Documents of REX.

(v)    Indenture. Each of the Issuers and Guarantors has all requisite corporate, limited partnership or limited liability company power and authority, as applicable, to perform its obligations under the Indenture. The Indenture has been duly and validly authorized, executed and delivered by each of the Issuers and Guarantors, and, assuming due authorization, execution and delivery of the Indenture by the Trustee, the Indenture constitutes the valid and binding agreement of each of the Issuers and Guarantors, enforceable against each of the Issuers and Guarantors in accordance with its terms, except as such enforceability may be limited by bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium, and other laws relating to or affecting creditors’ rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law). No qualification of the Indenture under the Trust Indenture Act of 1939 (the “Trust Indenture Act”) is required in connection with the offer and sale of the Notes contemplated hereby or in connection with the Exempt Resales. The Indenture conforms in all material respects to the description thereof in each of the Pricing Disclosure Package and the Offering Memorandum.

(w)    Notes. Each of the Issuers has all requisite corporate or limited partnership power and authority, as applicable, to execute, issue, sell and perform its obligations under the Notes. The Notes have been duly authorized by each of the Issuers and, when duly executed by each of the Issuers in accordance with the terms of the Indenture, assuming due authentication of the Notes by the Trustee, upon delivery to the Initial Purchasers against payment therefor in accordance with the terms hereof, the Notes will be validly issued and delivered and will constitute valid and binding obligations of each of the Issuers entitled to the benefits of the Indenture, enforceable against each of the Issuers in accordance with their terms, except as such enforceability may be limited by bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium, and other laws relating to or affecting creditors’ rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law). The Notes will conform in all material respects to the description thereof in each of the Pricing Disclosure Package and the Offering Memorandum.

(x)    Guarantees. Each of the Guarantors has all requisite limited partnership or limited liability company power and authority, as applicable, to issue and perform its obligations under the Guarantees. The Guarantees have been duly and validly authorized by each of the Guarantors and upon the due execution, authentication and delivery of the Notes in accordance with the Indenture and the issuance of the Notes in the sale to the Initial Purchasers contemplated by this Agreement, the Guarantees will constitute valid and binding obligations of each of the Guarantors, enforceable against each of the Guarantors in accordance with their terms, except as such enforceability may be limited by bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium, and other laws relating to or affecting creditors’ rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law). The Guarantees will conform in all material respects to the description thereof in each of the Pricing Disclosure Package and the Offering Memorandum.

(y)    Purchase Agreement. Each of the Issuers and Guarantors has all requisite corporate, limited partnership or limited liability company power and authority, as applicable, to execute and deliver this Agreement and to perform its obligations hereunder. At the Closing Date, all corporate, limited partnership or limited liability company action, as the case may be, required to be taken by the Issuers and the Guarantors or any of their respective stockholders, unitholders, members or partners for the execution and delivery of this Agreement and any other transactions contemplated by this Agreement shall have been validly taken.

(z)    Authorization, Execution and Delivery of the Purchase Agreement. This Agreement has been duly authorized and validly executed and delivered by or on behalf of each of the Issuers and Guarantors.

(aa)    No Conflicts. None of (i) the issue and sale of the Notes and the Guarantees, (ii) the execution, delivery and performance by the Issuers and the Guarantors of the Notes, the Guarantees, the Indenture and this Agreement, (iii) the application of the proceeds from the sale of the Notes as described under “Use of Proceeds” in each of the Pricing Disclosure Package and the Offering Memorandum and (iv) the consummation of the transactions contemplated hereby and thereby (A) conflicts with or will conflict with or constitutes or will constitute a violation of the Organizational Documents of any of the Partnership Entities, (B) conflicts or will conflict with or constitutes or will constitute a breach or violation of, or a change of control or default (or an event that, with notice or lapse of time or both, would constitute such an event) under, any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which any of the Partnership Entities is a party or by which any of them or any of their respective properties may be bound, (C) violates or will violate any statute, law, regulation, ruling or any order, judgment, decree or injunction of any court or governmental agency or body having jurisdiction over any of the Partnership Entities or any of their properties in a proceeding to which any of them or their property is a party or is bound or (D) results or will result in the creation or imposition of any Lien (other than Liens arising under or in connection with the Tallgrass Equity Credit Agreement, the Revolving Credit Agreement, the Indenture or the REX Credit Agreement) upon any property or assets of any of the Partnership Entities, except in the case of clauses (B), (C) and (D) for any such conflicts, violations, breaches, changes of control, defaults or Liens that, individually or in the aggregate, have not materially impaired and will not materially impair the ability of any of the Partnership Entities to consummate the transactions provided for in this Agreement.

(bb)    No Consents. No consent, approval, authorization, order, registration, filing or qualification (“Consent”) of or with any court, governmental agency or body having jurisdiction over any of the Issuers or Guarantors or any of their properties or assets is required in connection with (i) the issue and sale of the Notes and the Guarantees, (ii) the execution, delivery and performance by the Issuers and the Guarantors of the Notes, the Guarantees, the Indenture and this Agreement, (iii) the application of the proceeds from the sale of the Notes as described under “Use of Proceeds” in each of the Pricing Disclosure Package and the Offering Memorandum and (iv) the consummation of the transactions contemplated hereby and thereby, except (A) for such Consents as may be required under state securities or “Blue Sky” laws in connection with the purchase and distribution of the Notes by the Initial Purchasers, (B) for such Consents that have been, or prior to the Closing Date will be, obtained or made, (C) for any such Consents the absence or omission of which would not reasonably be expected to materially impair the ability of any of the Issuers or Guarantors to consummate the transactions provided for in this Agreement and (D) as described in the Pricing Disclosure Package and the Offering Memorandum.

(cc)    No Defaults. None of the Partnership Entities is in (i) violation of its Organizational Documents, (ii) violation of any law, statute, ordinance, administrative or governmental rule or regulation applicable to it or of any order, judgment, decree or injunction of any court or governmental agency or body having jurisdiction over it or any of its properties or (iii) breach, default (or an event that, with notice or lapse of time or both, would likely constitute a default) or violation in the performance of any obligation, agreement, covenant or condition contained in any bond, debenture, note or any other evidence of indebtedness or in any agreement, indenture, lease or other instrument to which it is a party or by which it or any of its properties may be bound, except in the cases of clauses (ii) and (iii) for any such breaches, defaults and violations that, individually or in the aggregate, would not reasonably be expected to materially impair the ability of any of the Partnership Entities to consummate the transactions provided for in this Agreement.

(dd)    Financial Statements and XBRL. The financial statements (including the related notes and supporting schedules) included or incorporated by reference in the Pricing Disclosure Package and the Offering Memorandum present fairly in all material respects the financial condition, results of operations and cash flows of the entities purported to be shown thereby, at the dates and for the periods indicated, comply as to form in all material respects with the applicable accounting requirements of the Securities Act, including but not limited to Rule 3-05 of Regulation S-X, and have been prepared in conformity with accounting principles generally accepted in the United States (“GAAP”) applied on a consistent basis throughout the periods indicated, except to the extent disclosed therein. The summary historical financial and operating data included under the caption “Summary Historical Consolidated Financial and Operating Data” in the Pricing Disclosure Package and the Offering Memorandum is accurately presented in all material respects and prepared on a basis consistent with the audited and unaudited historical consolidated financial statements from which they have been derived, except as described therein. The other financial information of the Partnership (or its predecessor for accounting purposes), including non-GAAP financial measures contained in the Pricing Disclosure Package and the Offering Memorandum has been derived from the accounting records of the Partnership and its subsidiaries or their predecessors for accounting purposes, fairly presents in all material respects the information purported to be shown thereby and complies with Regulation G of the Exchange Act and Item 10 of Regulation S-K of the Securities Act, to the extent applicable. There are no financial statements (historical or pro forma) that are required to be included in the Pricing Disclosure Package and the Offering Memorandum that are not so included as required and the Partnership Entities do not have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations), not described in the Pricing Disclosure Package and the Offering Memorandum. The interactive data in the eXtensible Business Reporting Language incorporated by reference in the Pricing Disclosure Package and the Offering Memorandum fairly present the information called for in all material respects and have been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(ee)    Pro Forma Financial Statements. The pro forma financial statements included or incorporated by reference in the Pricing Disclosure Package and the Offering Memorandum include assumptions that provide a reasonable basis for presenting the significant effects directly attributable to the transactions and events described therein, the related pro forma adjustments give appropriate effect to those assumptions, and the pro forma adjustments reflect the proper application of those adjustments to the historical financial statement amounts in the pro forma financial statements included or incorporated by reference in the Pricing Disclosure Package and the Offering Memorandum. The pro forma financial statements included or incorporated by reference in the Pricing Disclosure Package and the Offering Memorandum comply as to form in all material respects with the applicable requirements of Regulation S-X under the Securities Act.

(ff)    Independent Registered Public Accounting Firm. PricewaterhouseCoopers LLP, who has audited certain financial statements of the Partnership, whose reports appear in the Pricing Disclosure Package and the Offering Memorandum, is an independent registered public accounting firm with respect to the Partnership as required by the Securities Act and the Public Company Accounting Oversight Board.

(gg)    Internal Controls. The Partnership maintains internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorization, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with accounting principles generally accepted in the United States and to maintain accountability for its assets, (iii) access to assets is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Partnership’s internal controls over financial reporting are effective in all material respects to perform the functions for which they were established. As of the date of the most recent balance sheet of the Partnership and its consolidated subsidiaries reviewed or audited by PricewaterhouseCoopers LLP, the Partnership is not aware of any material weaknesses in the internal controls of any Partnership Entity.

(hh)    Disclosure Controls and Procedures. The Partnership has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act), which (i) such disclosure controls and procedures are designed to ensure that the information required to be disclosed by the Partnership in the reports to be filed or submitted under the Exchange Act is accumulated and communicated to management of the Partnership, including the principal executive officer and principal financial officer of the General Partner, as appropriate, to allow timely decisions regarding required disclosure to be made and (ii) to the extent required by Rule 13a-15 under the Exchange Act, such disclosure controls and procedures are effective in all material respects to perform the functions for which they were established.

(ii)    No Changes in Internal Controls. Since the date of the most recent balance sheet of the Partnership and its consolidated subsidiaries reviewed or audited by PricewaterhouseCoopers LLP, the Partnership has not been advised of or become aware of any fraud, whether or not material, that involves management or other employees of any Partnership Entity who have a significant role in the Partnership Entities’ internal control over financial reporting.

(jj)    Sarbanes-Oxley Act of 2002. There is and has been no failure on the part of the Partnership or, to the knowledge of the Partnership, any of the General Partner’s directors or officers, in their capacities as such, to comply in all material respects with any provision of the Sarbanes-Oxley Act of 2002 or the rules and regulations promulgated in connection therewith or the rules of The New York Stock Exchange, in each case that are effective and applicable to the Partnership.

(kk)    No Material Changes. Except as described in the Pricing Disclosure Package and the Offering Memorandum (exclusive of any amendment or supplement thereto), since the date of the latest audited financial statements included or incorporated by reference in the Pricing Disclosure Package and the Offering Memorandum, no Partnership Entity has (i) sustained any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, (ii) issued or granted any securities (other than pursuant to this Agreement), (iii) incurred any liability or obligation, direct or contingent, other than liabilities and obligations that were incurred in the ordinary course of business, (iv) entered into any transaction not in the ordinary course of business or (v) declared or paid any distribution or dividend on its equity interests, except in each of items (i) through (v) above, as would not, in the aggregate, reasonably be expected to have a Material Adverse Effect. Except as described in the Pricing Disclosure Package and the Offering Memorandum (exclusive of any amendment or supplement thereto), since the date of the latest audited financial statements included or incorporated by reference in the Pricing Disclosure Package and the Offering Memorandum, there has not been (A) any change in the capital stock, partnership or limited liability company interests, as applicable, or long-term debt of any of the Partnership Entities or (B) any adverse change in or affecting the condition (financial or otherwise), results of operations, stockholders’ or members’ equity or partners’ capital, properties, management, business or prospects of the Partnership Entities taken as a whole, in the case of each of items A and B above that would, in the aggregate, reasonably be expected to have a Material Adverse Effect.

(ll)    Title to Properties. Each of the Partnership Entities, directly or indirectly, has good and indefeasible title to all real property owned in fee by the Partnership Entities (excluding easements or rights-of-way) and good title to all personal property owned by it, in each case free and clear of all Liens, except (a) as described in the Pricing Disclosure Package and the Offering Memorandum, (b) such as are created under or permitted by the Tallgrass Equity Credit Agreement, the Revolving Credit Agreement, the Indenture and the REX Credit Agreement or (c) such as would not reasonably be expected to have a Material Adverse Effect. All assets held under lease by each of the Partnership Entities are held by it under valid, subsisting and enforceable leases, with such exceptions as do not materially interfere with the use made or proposed to be made of such assets by any of the Partnership Entities as described in the Pricing Disclosure Package and the Offering Memorandum.

(mm)    Rights of Way. Each of the Partnership Entities has such consents, easements, rights-of-way, permits or licenses from each person (collectively, “Rights-of-Way”) as are necessary to conduct its business in the manner described in the Pricing Disclosure

Package and the Offering Memorandum, subject to the limitations described in the Pricing Disclosure Package and the Offering Memorandum, if any, except for (i) qualifications, reservations and encumbrances with respect thereto that would not reasonably be expected to have a Material Adverse Effect and (ii) such Rights-of-Way that, if not obtained, would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; each of the Partnership Entities has, or at the Closing Date will have, fulfilled and performed, in all material respects, its obligations with respect to such Rights-of-Way and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination thereof or would result in any impairment of the rights of the holder of any such Rights-of-Way, except for such revocations, terminations and impairments that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect; and none of such Rights-of-Way contains any restriction that would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(nn)    Permits. Each of the Partnership Entities has such permits, licenses, patents, franchises, certificates of need and other approvals or authorizations of governmental or regulatory authorities (“Permits”) as are necessary under applicable law to own its properties and conduct its business in the manner described in the Pricing Disclosure Package and the Offering Memorandum, except for any of the foregoing that could not, in the aggregate, reasonably be expected to have a Material Adverse Effect. Each of the Partnership Entities has fulfilled and performed all of its obligations with respect to the Permits, and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other impairment of the rights of the holder or any such Permits, except for any of the foregoing that could not reasonably be expected to have a Material Adverse Effect. No event has occurred that would prevent the Permits from being renewed or reissued or which allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any impairment of the rights of the holder of any such Permit, except for such non-renewals, non-issuances, revocations, terminations and impairments that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. To the knowledge of the Partnership, none of the Partnership Entities has received any notice of proceedings relating to the revocation or modification of any Permits that, individually or in the aggregate, if subject to an unfavorable decision, ruling or finding, would be reasonably expected to have a Material Adverse Effect.

(oo)    Intellectual Property. Each of the Partnership Entities owns or possesses adequate rights to use all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses, know-how, software, systems and technology (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) necessary for the conduct of its businesses and has no reason to believe that the conduct of its businesses conflicts with, and has not received any notice of any claim of conflict with, any such rights of others, except in each case as would not reasonably be expected to have a Material Adverse Effect.

(pp)    Legal Proceedings. Except as described in the Pricing Disclosure Package and the Offering Memorandum, there are no legal or governmental proceedings pending to which any of the Partnership Entities is a party or of which any property or assets of any of the Partnership Entities is the subject that would, in the aggregate, reasonably be expected to have a

Material Adverse Effect or to materially impair the ability of any of the Partnership Entities to consummate the transactions provided for in this Agreement; and to the knowledge of the Partnership, no such proceedings are threatened by governmental authorities or others.

(qq)    Contracts to be Described or Filed. There are no contracts or other documents that would be required to be described in a registration statement filed under the Securities Act or filed as exhibits to a registration statement of the Partnership pursuant to Item 601 of Regulation S-K that are not described and filed as required. The statements made in the Pricing Disclosure Package and the Offering Memorandum, insofar as they purport to constitute summaries of the terms of the contracts and other documents described and filed, constitute accurate summaries of the terms of such contracts and documents in all material respects. Each such contract and other document is in full force and effect and (assuming that such contracts and documents constitute the legal, valid and binding obligation of the other persons party thereto) is valid and enforceable by and against the Partnership Entities, as the case may be, in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and except as would not reasonably be expected to have a Material Adverse Effect. The Partnership has no knowledge that any other party to any such contract or other document has any intention not to render full performance as contemplated by the terms thereof.

(rr)    Insurance. Each of the Partnership Entities has, or is covered by, insurance from reputable insurers in such amounts and covering such risks as is reasonably adequate for the conduct of its businesses and the value of its properties and as is customary for companies engaged in similar businesses in similar industries. All policies of insurance of any of the Partnership Entities are in full force and effect; each of the Partnership Entities is in compliance with the terms of such policies in all material respects; and none of the Partnership Entities has received written notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance. There are no claims by any of the Partnership Entities under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause and none of the Partnership Entities has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that could not reasonably be expected to have a Material Adverse Effect.

(ss)    Certain Relationships and Related Party Transactions. No relationship, direct or indirect, that would be required to be described in a registration statement of the Partnership pursuant to Item 404 of Regulation S-K, exists between or among any of the Partnership Entities, on the one hand, and any “affiliate,” equity holder, director, manager, officer, customer or supplier of any of the Partnership Entities, on the other hand, that has not been described in the Pricing Disclosure Package and the Offering Memorandum. There are no outstanding personal loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees of indebtedness by any Partnership Entity to or for the benefit of any of the executive officers, directors or managers of any Partnership Entity or their respective family members.

(tt)    No Labor Dispute; No Notice of Labor Law Violations. No labor disturbance by or dispute with the employees of any of the Partnership Entities or Tallgrass Management LLC, a Delaware limited liability company, exists or, to the knowledge of the Partnership, is imminent or threatened that could reasonably be expected to have a Material Adverse Effect.

(uu)    Environmental Compliance. Except as described in the Pricing Disclosure Package and the Offering Memorandum, and except as would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect, (i) each of the Partnership Entities is in compliance with all laws, statutes, codes, regulations, ordinances, rules, orders, judgments, decrees, permits, authorizations or other approvals or other legal approvals of any governmental authority, including without limitation any international, foreign, national, state, provincial, regional or local authority, relating to pollution or the protection of human health or safety (to the extent such health or safety relates to exposure to Hazardous Materials, as defined below), the environment, natural resources, or the use, handling, storage, manufacturing, transportation, treatment, discharge, disposal, arrangement for transport or disposal, or release of hazardous or toxic substances, materials or wastes as such terms are defined under applicable federal or state law, solid wastes as defined under the Federal Resource Conservation and Recovery Act, pollutants, contaminants, petroleum, petroleum derivatives or any fraction thereof, natural gas, natural gas liquids and by-products, asbestos, urea formaldehyde and polychlorinated biphenyls (“Hazardous Materials”) applicable to such entity and/or its respective operations (“Environmental Laws”), which compliance includes, without limitation, obtaining and maintaining, and complying with the terms and conditions of, all permits, authorizations and other approvals issued by governmental authorities or required by Environmental Laws to conduct their respective businesses, (ii) no Partnership Entity has received notice or otherwise has knowledge of any actual or alleged violation of Environmental Laws that has not been resolved, or of any actual or potential liability for, or other obligation concerning the presence, transport, disposal arrangement for transport or disposal, or release of Hazardous Materials. Except as described in the Pricing Disclosure Package and the Offering Memorandum, (x) there are no proceedings that are pending, or known to be contemplated, against any of the Partnership Entities under Environmental Laws in which a governmental authority is also a party, other than such proceedings regarding which it is reasonably believed no monetary sanctions of $100,000 or more will be imposed, (y) none of the Partnership Entities is aware of any issues regarding compliance with Environmental Laws or liabilities or other obligations under Environmental Laws or relating to Hazardous Materials, that could reasonably be expected to have a Material Adverse Effect, and (z) none of the Partnership Entities anticipates material capital expenditures as a result of or in connection with Environmental Laws.

(vv)    Tax Returns. The Partnership Entities have filed all federal, state, local and foreign tax returns required to be filed by the Partnership Entities through the date hereof (which returns are complete and correct in all material respects), subject to any applicable extensions, and have timely paid all taxes (and any interest, fine, penalty or other like assessment or addition thereto) due, except those taxes, assessments or other charges that are being contested in good faith, if such taxes, assessments, or other charges are adequately provided for in the financial statements included in the Pricing Disclosure Package and the Offering Memorandum, and no material tax deficiency has been determined adversely to any of the Partnership Entities that has not been abated, paid in full, or adequately provided for in the financial statements included in the Pricing Disclosure Package and the Offering Memorandum, nor does the Partnership have any knowledge of any tax deficiencies that have been asserted against the Partnership Entities that could, in the aggregate, reasonably be expected to have a Material Adverse Effect.

(ww)    ERISA. (i) There exists no “employee benefit plan” (within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”)) for which the Partnership or any member of its “Controlled Group” (defined as any organization which is a member of a controlled group of corporations within the meaning of Section 414 of the Internal Revenue Code of 1986, as amended (the “Code”)) would have any liability (each, a “Plan”) that is subject to Title IV of ERISA or Section 412 of the Code; and (ii) each Plan that is intended to be qualified under Section 401(a) of the Code is so qualified and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.

(xx)    Statistical and Market-Related Data. The statistical and market-related data included in the Pricing Disclosure Package and the Offering Memorandum are based on or derived from sources that the Partnership believes to be reliable and accurate in all material respects, and the Partnership has obtained the written consent to the use of such data from such sources to the extent required.

(yy)    Investment Company. None of the Issuers or Guarantors is, and as of the Closing Date, after giving effect to the offer and sale of the Notes and the application of the proceeds therefrom as described under “Use of Proceeds” in the Pricing Disclosure Package and the Offering Memorandum, none of them will be, (i) an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended (the “Investment Company Act”), and the rules and regulations of the Commission thereunder, or (ii) a “business development company” (as defined in Section 2(a)(48) of the Investment Company Act).

(zz)    No Brokers. Except as described in the Pricing Disclosure Package and the Offering Memorandum, none of the Issuers or Guarantors is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against any of them or the Initial Purchasers for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Notes.

(aaa)    Stabilization. The Partnership Entities have not taken, directly or indirectly, any action that has constituted, or that was designed to or could reasonably be expected to cause or result in, the stabilization or manipulation of the price of any security of the Partnership in connection with the offering of the Notes.

(bbb)    Anti-Corruption. None of the Partnership Entities or REX nor, to the knowledge of the Partnership, any director, officer, agent, employee or other person associated with or acting on behalf of any Partnership Entity, has (i) used any of its funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from its funds; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977 or the Bribery Act 2010 of the United Kingdom; or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

(ccc)    Money Laundering. The operations of the Partnership Entities and REX are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving any Partnership Entity or REX with respect to the Money Laundering Laws is pending or, to the knowledge of the Partnership, threatened.

(ddd)    OFAC. None of the Partnership Entities or REX nor, to the knowledge of the Partnership, any director, officer, agent, employee or affiliate of any of the Partnership Entities is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Issuers will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(eee)    No Exchange Act Violations. None of the Partnership Entities has taken, and none of them will take any action that would cause the transactions contemplated by this Agreement (including, without limitation, the use of the proceeds from the sale of the Notes), to violate or result in a violation of Section 7 of the Exchange Act, or any regulation promulgated thereunder, including, without limitation, Regulations T, U and X of the Board of Governors of the Federal Reserve System.

(fff)    Solvency. Immediately after the consummation of the Offering (as defined in the Pricing Disclosure Package and the Offering Memorandum), the Partnership Entities, when taken together (the “Consolidated Entity”), will be Solvent. As used in this paragraph, the term “Solvent” means, with respect to a particular date, that on such date (i) the present fair market value (or present fair saleable value) of the assets of the Consolidated Entity are not less than the total amount required to pay the probable liabilities of the Consolidated Entity on its total existing debts and liabilities (including contingent liabilities) as they become absolute and matured, (ii) the Consolidated Entity is able to realize upon its assets and pay its debts and other liabilities, contingent obligations and commitments as they mature and become due in the normal course of business, (iii) assuming the sale of the Notes as contemplated by this Agreement, the Pricing Disclosure Package and the Offering Memorandum, the Consolidated Entity is not incurring debts or liabilities beyond its ability to pay as such debts and liabilities mature, (iv) the Consolidated Entity is not engaged in any business or transaction, and is not about to engage in any business or transaction, for which its property would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which the Partnership Entities are engaged, and (v) none of the Partnership Entities is a defendant in any civil action that would result in a judgment that such Partnership Entity is or would become unable to satisfy.

In computing the amount of such contingent liabilities at any time, it is intended that such liabilities will be computed at the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

(ggg)    Registration Rights Disclosed. Except as described in the Pricing Disclosure Package, there are no contracts, agreements or understandings between any of the Partnership Entities and any person granting such person the right to require any of the Partnership Entities to file a registration statement under the Securities Act with respect to any securities of any of the Partnership Entities owned or to be owned by such person or in any securities being registered pursuant to any other registration statement filed by any of the Partnership Entities under the Securities Act.

Any certificate signed by any officer of the Issuers or Guarantors and delivered to the Representative or counsel for the Initial Purchasers in connection with the offering of the Notes shall be deemed a representation and warranty by the Issuers and the Guarantors, jointly and severally, as to matters covered thereby, to each Initial Purchaser.

3.    Purchase of the Notes by the Initial Purchasers, Agreements to Sell, Purchase and Resell.

(a)    The Issuers and the Guarantors, jointly and severally hereby agree, on the basis of the representations, warranties, covenants and agreements of the Initial Purchasers contained herein and subject to all the terms and conditions set forth herein, to issue and sell to the Initial Purchasers and, upon the basis of the representations, warranties and agreements of the Issuers and the Guarantors herein contained and subject to all the terms and conditions set forth herein, each Initial Purchaser agrees, severally and not jointly, to purchase from the Issuers, at a purchase price of 99.05% of the principal amount thereof, plus accrued and unpaid interest thereon from March 15, 2017 to the Closing Date, the total principal amount of Notes set forth opposite the name of such Initial Purchaser in Schedule I hereto. The Issuers and the Guarantors shall not be obligated to deliver any of the securities to be delivered hereunder except upon payment for all of the securities to be purchased as provided herein.

(b)    Each of the Initial Purchasers, severally and not jointly, hereby represents and warrants to the Issuers that it will offer the Notes for sale upon the terms and conditions set forth in this Agreement and in the Pricing Disclosure Package. Each of the Initial Purchasers, severally and not jointly, hereby represents and warrants to, and agrees with, the Issuers, on the basis of the representations, warranties and agreements of the Issuers and the Guarantors, that such Initial Purchaser: (i) is a QIB with such knowledge and experience in financial and business matters as are necessary in order to evaluate the merits and risks of an investment in the Notes; (ii) in connection with the Exempt Resales, will solicit offers to buy the Notes only from, and will offer to sell the Notes only to, the Eligible Purchasers in accordance with this Agreement and on the terms contemplated by the Pricing Disclosure Package; and (iii) will not engage in any directed selling efforts within the meaning of Rule 902 under the Securities Act, in connection with the offering of the Notes. The Initial Purchasers have advised the Issuers that they will offer the Notes to Eligible Purchasers at a price initially equal to 100.000% of the principal amount thereof, plus accrued and unpaid interest thereon from March 15, 2017, to the Closing Date. Such price may be changed by the Initial Purchasers at any time without notice.

(c)    The Initial Purchasers have not nor, prior to the later to occur of (A) the Closing Date and (B) completion of the distribution of the Notes, will not, use, authorize use of, refer to or distribute any material in connection with the offering and sale of the Notes other than (i) the Preliminary Offering Memorandum, the Pricing Disclosure Package and the Offering Memorandum, (ii) any written communication that contains either (x) no “issuer information” (as defined in Rule 433(h)(2) under the Securities Act) or (y) “issuer information” that was included (including through incorporation by reference) in the Preliminary Offering Memorandum or any Free Writing Offering Document listed on Schedule IV hereto, (iii) the Free Writing Offering Documents listed on Schedule IV hereto, (iv) any written communication prepared by such Initial Purchaser and approved by the Issuers in writing, or (v) any written communication relating to or that contains the terms of the Notes and/or other information that was included (including through incorporation by reference) in the Preliminary Offering Memorandum, the Pricing Disclosure Package or the Offering Memorandum.

Each of the Initial Purchasers understands that the Issuers and, for purposes of the opinions to be delivered to the Initial Purchasers pursuant to Sections 7(c) and 7(d) hereof, counsel to the Issuers and counsel to the Initial Purchasers, will rely upon the accuracy and truth of the foregoing representations, warranties and agreements, and the Initial Purchasers hereby consent to such reliance.

4.    Delivery of the Notes and Payment Therefor. Delivery to the Initial Purchasers of and payment for the Notes shall be made at the office of Baker Botts L.L.P., 98 San Jacinto Blvd., Suite 1500, Austin, Texas 78701, at 9:00 a.m., New York City time, on May 16, 2017 (the “Closing Date”). The place of closing for the Notes and the Closing Date may be varied by agreement between the Initial Purchasers and the Issuers.

The Notes will be delivered to the Initial Purchasers through the facilities of The Depository Trust Company (“DTC”), against payment by or on behalf of the Initial Purchasers of the purchase price therefor by wire transfer in immediately available funds, by causing DTC to credit the Notes to the account of the Representative at DTC. The Notes will be evidenced by one or more global securities in definitive form (the “Global Notes”), registered in the name of Cede & Co. as nominee of DTC, and the Global Notes will be delivered at the closing to the Trustee as custodian for DTC.

5.    Agreements of the Issuers and the Guarantors. The Issuers and the Guarantors, jointly and severally, agree with each of the Initial Purchasers as follows:

(a)    The Issuers and the Guarantors will furnish to the Initial Purchasers, without charge and in a reasonable time such number of copies of the Offering Memorandum as may then be amended or supplemented as they may reasonably request.

(b)    The Issuers and the Guarantors will prepare the Offering Memorandum in a form approved by the Initial Purchasers and will not make any amendment or supplement to the Pricing Disclosure Package or to the Offering Memorandum of which the Initial Purchasers shall not previously have been advised or to which they shall reasonably object after being so advised.

(c)    The Issuers and the Guarantors consent to the use of the Pricing Disclosure Package and the Offering Memorandum in accordance with the securities or Blue Sky laws of the jurisdictions in which the Notes are offered by the Initial Purchasers and by all dealers to whom Notes may be sold, in connection with the offering and sale of the Notes.

(d)    If, at any time prior to completion of the distribution of the Notes by the Initial Purchasers to Eligible Purchasers, any event occurs or information becomes known that, in the judgment of any of the Issuers or Guarantors or in the opinion of counsel for the Initial Purchasers, should be set forth in the Pricing Disclosure Package or the Offering Memorandum so that the Pricing Disclosure Package or the Offering Memorandum, as then amended or supplemented, does not include an untrue statement of material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary to supplement or amend the Pricing Disclosure Package or the Offering Memorandum in order to comply with any law, the Issuers and the Guarantors will forthwith prepare an appropriate supplement or amendment thereto, and will expeditiously furnish to the Initial Purchasers a reasonable number of copies thereof.

(e)    None of the Issuers or Guarantors will make any offer to sell or solicitation of an offer to buy the Notes that would constitute a Free Writing Offering Document without the prior consent of the Representative, which consent shall not be unreasonably withheld or delayed. If at any time following issuance of a Free Writing Offering Document any event occurred or occurs as a result of which such Free Writing Offering Document conflicts with the information in the Pricing Disclosure Package or the Offering Memorandum or, when taken together with the information in the Pricing Disclosure Package or the Offering Memorandum, includes an untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, as promptly as practicable after becoming aware thereof, the Issuers will give notice thereof to the Initial Purchasers through the Representative and, if requested by the Representative, will prepare and furnish without charge to each Initial Purchaser a Free Writing Offering Document or other document which will correct such conflict, statement or omission.

(f)    Promptly from time to time to take such action as the Initial Purchasers may reasonably request to qualify the Notes for offering and sale under the securities or Blue Sky laws of such jurisdictions as the Initial Purchasers may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Notes; provided that in connection therewith neither of the Issuers shall not be required to (i) qualify as a foreign corporation in any jurisdiction in which it would not otherwise be required to so qualify, (ii) file a general consent to service of process in any such jurisdiction, or (iii) subject itself to taxation in any jurisdiction in which it would not otherwise be subject.

(g)    For a period commencing on the date hereof and ending on the 45th day after the date of the Offering Memorandum, the Issuers and the Guarantors agree not to, directly or indirectly, (i) offer for sale, sell, or otherwise dispose of (or enter into any transaction or device that is designed to, or would be expected to, result in the disposition by any person at any time in the future of) any debt securities of the Issuers substantially similar to the Notes or securities convertible into or exchangeable for such debt securities of the Issuers, or sell or grant options, rights or warrants with respect to such debt securities of the Issuers or securities convertible into or exchangeable for such debt securities of the Issuers, (ii) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such debt securities of the Issuers, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of debt securities of the Issuers or other securities, in cash or otherwise, (iii) file or cause to be filed a registration statement, including any amendments, with respect to the registration of debt securities of the Issuers substantially similar to the Notes or securities convertible, exercisable or exchangeable into debt securities of the Issuers, or (iv) publicly announce an offering of any debt securities of the Issuers substantially similar to the Notes or securities convertible or exchangeable into such debt securities, in each case without the prior written consent of the Representative, on behalf of the Initial Purchasers.

(h)    So long as any of the Notes are outstanding, the Issuers and the Guarantors will furnish at their expense to the Initial Purchasers, and, upon request, to the holders of the Notes and prospective purchasers of the Notes the information required by Rule 144A(d)(4) under the Securities Act (if any).

(i)    The Partnership will apply the net proceeds from the sale of the Notes to be sold hereunder substantially in accordance with the description set forth in the Pricing Disclosure Package and the Offering Memorandum under the caption “Use of Proceeds.”

(j)    The Issuers and the Guarantors will not take, directly or indirectly, any action designed to or that has constituted or that reasonably could be expected to cause or result in the stabilization or manipulation of the price of any security of the Partnership in connection with the offering of the Notes.

(k)    The Issuers and the Guarantors will use their best efforts to permit the Notes to be eligible for clearance and settlement through DTC.

(l)    The Issuers and the Guarantors will not, and will not permit any of their respective affiliates (as defined in Rule 144 under the Securities Act) to, resell any of the Notes that have been acquired by any of them, except for Notes purchased by any of the Partnership Entities and resold in a transaction registered under the Securities Act.

(m)    The Issuers and the Guarantors agree not to sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in the Securities Act) that would be integrated with the sale of the Notes in a manner that would require the registration under the Securities Act of the sale to the Initial Purchasers or the Eligible Purchasers of the Notes.

(n)    In connection with any offer or sale of the Notes, the Issuers and the Guarantors will not engage, and will cause their respective affiliates and any person acting on their behalf (other than, in any case, the Initial Purchasers and any of their affiliates, as to whom the Issuers and the Guarantors make no covenant) not to engage (i) in any form of general solicitation or general advertising (within the meaning of Regulation D of the Securities Act), other than any General Solicitation with the prior consent of the Representative and listed on Schedule VI hereto, or any public offering within the meaning of Section 4(a)(2) of the Securities Act in connection with any offer or sale of the Notes and/or (ii) in any directed selling effort with respect to the Notes within the meaning of Regulation S under the Securities Act, and to comply with the offering restrictions requirement of Regulation S of the Securities Act. Before making, preparing, using, authorizing or distributing any General Solicitation, the Issuers will furnish to the Representative a copy of such communication for review and will not make, prepare, use, authorize, approve or distribute such communications to which the Representative reasonably objects.

(o)    The Issuers and the Guarantors agree to comply with all agreements set forth in the representation letters of the Issuers and the Guarantors to DTC relating to the approval of the Notes by DTC for “book entry” transfer.

(p)    The Issuers and the Guarantors will do and perform all things required or necessary to be done and performed under this Agreement by them prior to the Closing Date, and to satisfy all conditions precedent to the Initial Purchasers’ obligations hereunder to purchase the Notes.

6.    Expenses. Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Issuers and the Guarantors, jointly and severally, agree, to pay all expenses, costs, fees and taxes incident to and in connection with: (a) the preparation, printing, and distribution of the Preliminary Offering Memorandum, any Free Writing Offering Documents and the Offering Memorandum (including, without limitation, financial statements and exhibits and one or more versions of the Preliminary Offering Memorandum and the Offering Memorandum for distribution in Canada, including in the form of a Canadian “wrapper” (including related fees and expenses of Canadian counsel to the Initial Purchasers)) and all amendments and supplements thereto (including the fees, disbursements and expenses of the Partnership Entities’ accountants and counsel, but not, however, legal fees and expenses of the Initial Purchasers’ counsel incurred in connection therewith); (b) the preparation, printing (including, without limitation, word processing and duplication costs) and delivery of this Agreement, the Indenture, all Blue Sky memoranda and all other agreements, memoranda, correspondence and other documents printed and delivered in connection therewith and with the Exempt Resales (but not, however, legal fees and expenses of the Initial Purchasers’ counsel incurred in connection with any of the foregoing other than fees of such counsel plus reasonable disbursements incurred in connection with the preparation, printing and delivery of such Blue Sky memoranda); (c) the issuance and delivery by the Issuers of the Notes and by the Guarantors of the Guarantees and any taxes payable in connection therewith; (d) the qualification of the Notes for offer and sale under the securities or Blue Sky laws of the several states and any foreign jurisdictions as the Initial Purchasers may designate (including, without limitation, the reasonable fees and disbursements of the Initial Purchasers’ counsel relating to such registration or qualification); (e) the furnishing of such copies of the Preliminary Offering Memorandum, the Pricing Disclosure Package and the Offering Memorandum, and all amendments and supplements thereto, as may be reasonably requested for use in connection with the Exempt

Resales; (f) the preparation of certificates for the Notes (including, without limitation, printing and engraving thereof); (g) the approval of the Notes by DTC for “book-entry” transfer (including fees and expenses of counsel for the Initial Purchasers); (h) the rating of the Notes; (i) the obligations of the Trustee, any agent of the Trustee and the counsel for the Trustee in connection with the Indenture, the Notes and the Guarantees; (j) the investor presentations on any “road show” undertaken in connection with the marketing of the Notes, including, without limitation, expenses associated with any electronic road show, travel and lodging expenses of the representatives and officers of the Partnership Entities and one-half of the cost of any aircraft chartered in connection with the road show; and (k) all other costs and expenses incident to the performance of the obligations of the Issuers and the Guarantors under this Agreement; provided that, except as provided in this Section 6 and in Section 11, the Initial Purchasers shall pay their own costs and expenses, including the costs and expenses of their counsel, any transfer taxes on the Notes which they may sell and the expenses of advertising any offering of the Notes made by the Initial Purchasers and the transportation and other expenses incurred by the Initial Purchasers on their own behalf in connection with the presentation to prospective purchasers of the Notes, including one-half of the cost of any aircraft chartered in connection with the road show.

7.    Conditions to Initial Purchasers’ Obligations. The respective obligations of the Initial Purchasers hereunder are subject to the accuracy, when made and on and as of the Closing Date, of the representations and warranties of the Issuers and the Guarantors contained herein, to the performance by the Issuers and the Guarantors of their respective obligations hereunder, and to each of the following additional terms and conditions:

(a)    The Initial Purchasers shall not have discovered and disclosed to the Issuers on or prior to the Closing Date that the Pricing Disclosure Package, any Free Writing Offering Document or the Offering Memorandum, or any amendment or supplement thereto, contains an untrue statement of a fact which is material or omits to state a fact which is material and is required to be stated therein or is necessary in order to make the statements therein (in the case of the Offering Memorandum and the Pricing Disclosure Package, in the light of the circumstances under which such statement were made), not misleading.

(b)    All corporate, limited liability company and limited partnership proceedings and other legal matters incident to the authorization, form and validity of this Agreement, the Notes, the Guarantees, the Indenture, the Pricing Disclosure Package and the Offering Memorandum, and all other legal matters relating to this Agreement and the transactions contemplated hereby shall be reasonably satisfactory in all material respects to counsel for the Initial Purchasers, and the Issuers and the Guarantors shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.

(c)    Baker Botts L.L.P. shall have furnished to the Representative its written opinion, as counsel to the Partnership Entities, addressed to the Initial Purchasers and dated the Closing Date, in form and substance reasonably satisfactory to the Representative, substantially in the form of Exhibit A hereto.

(d)    Christopher R. Jones, the General Counsel of the General Partner, shall have furnished to the Representative his written opinion, as general counsel to the Partnership Entities, addressed to the Initial Purchasers and dated the Closing Date, in form and substance reasonably satisfactory to the Representative, substantially in the form of Exhibit B hereto.

(e)    Stinson Leonard Street LLP shall have furnished to the Representative its written opinion, as Colorado counsel to the Partnership Entities, addressed to the Initial Purchasers and dated the Closing Date, in form and substance reasonably satisfactory to the Representative, substantially in the form of Exhibit C hereto.

(f)    The Representative shall have received from Vinson & Elkins L.L.P., counsel for the Initial Purchasers, such opinion or opinions and negative assurance letter, dated the Closing Date, with respect to the issuance and sale of the Notes, the Guarantees, the Pricing Disclosure Package, the Offering Memorandum and other related matters as the Representative may reasonably require, and the Partnership shall have furnished to such counsel such documents and information as such counsel reasonably requests for the purpose of enabling them to pass upon such matters.

(g)    At the time of execution of this Agreement, the Representative shall have received from PricewaterhouseCoopers LLP a letter, in form and substance satisfactory to the Representative and PricewaterhouseCoopers LLP, addressed to the Initial Purchasers and dated the date hereof (i) confirming that they are independent public accountants with respect to the Partnership and its subsidiaries within the meaning of the Securities Act and the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission and (ii) stating, as of the date hereof (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Pricing Disclosure Package, as of a date not more than three days prior to the date hereof), the conclusions and findings of such firm with respect to the financial information and (iii) covering such other matters as are ordinarily covered by accountants’ “comfort letters” to underwriters in connection with registered public offerings.

(h)    With respect to the letter of PricewaterhouseCoopers LLP referred to in the preceding paragraph and delivered to the Representative concurrently with the execution of this Agreement (the “Initial Letter”), the Partnership shall have furnished to the Representative a letter (the “bring-down letter”) of such accountants, addressed to the Initial Purchasers and dated the Closing Date (i) confirming that they are independent public accountants with respect to the Partnership and its subsidiaries within the meaning of the Securities Act and the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, (ii) stating, as of the Closing Date (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in each of the Pricing Disclosure Package or the Offering Memorandum, as of a date not more than three days prior to the date of the Closing Date), the conclusions and findings of such firm with respect to the financial information and other matters covered by the Initial Letter, and (iii) confirming in all material respects the conclusions and findings set forth in the Initial Letter.

(i)    Except as described in the Pricing Disclosure Package and the Offering Memorandum (exclusive of any amendment or supplement thereto), (i) none of the Partnership Entities shall have sustained, since the date of the latest audited financial statements included or incorporated by reference in the Pricing Disclosure Package and the Offering Memorandum, any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, or (ii) since such date, there shall not have been any change in the equity interests or long-term debt of any of the Partnership Entities or any change in or affecting the condition (financial or otherwise), results of operations, stockholders’ or members’ equity or partners’ capital, properties, management, business or prospects of the Partnership Entities, taken as a whole, the effect of which, in any such case described in clause (i) or (ii), is, individually or in the aggregate, in the judgment of the Representative, so material and adverse as to make it impracticable or inadvisable to proceed with the offering, sale or the delivery of the Notes being delivered on the Closing Date on the terms and in the manner contemplated in the Pricing Disclosure Package and the Offering Memorandum.

(j)    The Issuers and Guarantors shall have furnished or caused to be furnished to the Representative dated as of the Closing Date a certificate of the Chief Executive Officer and Chief Financial Officer of the General Partner and the Guarantors, or other officers satisfactory to the Initial Purchasers, including any Executive Vice President, as to such matters as the Representative may reasonably request, including, without limitation, a statement:

(i)    That the representations, warranties and agreements of the Issuers and the Guarantors in Section 2 are true and correct on and as of the Closing Date, and the Issuers and the Guarantors have complied with all their agreements contained herein and satisfied all the conditions on their part to be performed or satisfied hereunder at or prior to the Closing Date;

(ii)    That they have examined the Pricing Disclosure Package and the Offering Memorandum, and, in their opinion, (A) the Pricing Disclosure Package, as of the Applicable Time, and the Offering Memorandum, as of its date and as of the Closing Date, did not and do not contain an untrue statement of a material fact and did not and do not omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and (B) since the date of the Pricing Disclosure Package and the Offering Memorandum, no event has occurred which should have been set forth in a supplement or amendment to the Pricing Disclosure Package and the Offering Memorandum; and

(iii)    To the effect of Section 7(i) (provided that no representation with respect to the judgment of Representative need be made) and Section 7(k).

(k)    Subsequent to the earlier of the Applicable Time and the execution and delivery of this Agreement, to the extent applicable (i) no downgrading shall have occurred in the rating accorded the Issuers’ debt securities by any “nationally recognized statistical rating organization,” as that term is used by the Commission in Section 15E under the Exchange Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Issuers’ debt securities.

(l)    The Notes shall be eligible for clearance and settlement through DTC.

(m)    Subsequent to the earlier of the Applicable Time and the execution and delivery of this Agreement there shall not have occurred any of the following: (i) (A) trading in securities generally on any securities exchange that has registered with the Commission under Section 6 of the Exchange Act (including the New York Stock Exchange, The NASDAQ Global Select Market, The NASDAQ Global Market or The NASDAQ Capital Market), or (B) trading in any securities of the Issuers on any exchange or in the over-the-counter market, shall have been suspended or materially limited or the settlement of such trading generally shall have been materially disrupted or minimum prices shall have been established on any such exchange or such market by the Commission, by such exchange or by any other regulatory body or governmental authority having jurisdiction, (ii) a general moratorium on commercial banking activities shall have been declared by federal or state authorities, (iii) the United States shall have become engaged in hostilities, there shall have been an escalation in hostilities involving the United States or there shall have been a declaration of a national emergency or war by the United States, or (iv) there shall have occurred such a material adverse change in general economic, political or financial conditions, including, without limitation, as a result of terrorist activities after the date hereof (or the effect of international conditions on the financial markets in the United States shall be such), as to make it, in the judgment of the Representative, impracticable or inadvisable to proceed with the offering, sale or delivery of the Notes being delivered on the Closing Date on the terms and in the manner contemplated in the Offering Memorandum.

(n)    On or prior to the Closing Date, the Issuers and the Guarantors shall have furnished to the Initial Purchasers such further certificates and documents as the Initial Purchasers may reasonably request.

All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Initial Purchasers.

8.    Indemnification and Contribution.

(a)    Each of the Issuers and Guarantors hereby agrees, jointly and severally, to indemnify and hold harmless each Initial Purchaser, its affiliates, directors, officers and employees and each person, if any, who controls any Initial Purchaser within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to purchases and sales of Notes), to which that Initial Purchaser, affiliate, director, officer, employee or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) an untrue statement or alleged untrue statement of a material fact contained in (A) any Free Writing Offering Document, the Preliminary Offering Memorandum, the Pricing Disclosure Package or the Offering Memorandum or in any amendment or supplement thereto, (B) in any Blue Sky application or other document prepared or executed by any of the Issuers or Guarantors (or based upon any written information furnished by any of the Issuers or Guarantors) specifically for the purpose of qualifying any or all of the Notes under the securities laws of any state or other jurisdiction (any such application, document or information being hereinafter called a “Blue Sky Application”), or (C) in any materials or information provided to investors by, or with the approval of, any of the Issuers or Guarantors in connection with the marketing of the offering of the Notes, including any “road show” or investor presentations made to investors by the Issuers (whether in person or electronically) (“Marketing Materials”), or (ii) the omission or alleged omission to state in any Free Writing Offering Document, the Preliminary Offering Memorandum, the Pricing Disclosure Package or the Offering Memorandum, or in any amendment or supplement thereto, or in any Blue Sky Application or in any Marketing Materials, any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and shall reimburse each Initial Purchaser and each such affiliate, director, officer, employee or controlling person promptly upon demand for any legal or other expenses reasonably incurred by that Initial Purchaser, affiliate, director, officer, employee or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Issuers and the Guarantors shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Offering Memorandum, the Pricing Disclosure Package or Offering Memorandum, or in any such amendment or supplement thereto, or in any Blue Sky Application or in any Marketing Materials, in reliance upon and in conformity with written information concerning such Initial Purchaser furnished to the Issuers by or on behalf of any Initial Purchaser specifically for inclusion therein, which information consists solely of the information specified in Section 8(e). The foregoing indemnity agreement is in addition to any liability that the Issuers and the Guarantors may otherwise have to any Initial Purchaser or to any affiliate, director, officer, employee or controlling person of that Initial Purchaser.

(b)    Each Initial Purchaser, severally and not jointly, hereby agrees to indemnify and hold harmless each of the Issuers and Guarantors, their respective officers and employees, each of their respective directors, and each person, if any, who controls any of the Issuers or Guarantors within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which any of the Issuers, Guarantors or any such director, officer, employee or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) an untrue statement or alleged untrue statement of a material fact contained (A) in any Free Writing Offering Document, Preliminary Offering Memorandum, the Pricing Disclosure Package or the Offering Memorandum or in any amendment or supplement thereto, (B) in any Blue Sky Application, or (C) in any Marketing Materials, or (ii) the omission or alleged omission to state in any Free Writing Offering Document, Preliminary Offering Memorandum, the Pricing Disclosure Package or the Offering Memorandum, or in any amendment or supplement thereto, or in any Blue Sky Application or in any Marketing Materials any material fact required to be stated herein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information concerning such Initial Purchaser furnished to the Issuers by or on behalf of that Initial Purchaser specifically for inclusion therein, which information is limited to the information set forth in Section 8(e). The foregoing indemnity agreement is in addition to any liability that any Initial Purchaser may otherwise have to any of the Issuers, Guarantors or any such director, officer, employee or controlling person.

(c)    Promptly after receipt by an indemnified party under this Section 8 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability that it may have under paragraphs (a) or (b) above except to the extent it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure and; provided, further, that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under paragraphs (a) or (b) above. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 8 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that the indemnified party shall have the right to employ counsel to represent jointly the indemnified party and those other indemnified parties and their respective directors, officers, employees and controlling persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought under this Section 8, if (i) the indemnified party and the indemnifying party shall have so mutually agreed; (ii) the indemnifying party has failed within a reasonable time to retain counsel reasonably satisfactory to the indemnified party; (iii) the indemnified party and its respective directors, officers, employees and controlling persons shall have reasonably concluded, based on the advice of counsel, that there may be legal defenses available to them that are different from or in addition to those available to the indemnifying party; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the indemnified parties or their respective directors, officers, employees or controlling persons, on the one hand, and the indemnifying party, on the other hand, and representation of both sets of parties by the same counsel would present a conflict due to actual or potential differing interests between them, and in any such event the fees and expenses of such separate counsel shall be paid by the indemnifying party. No indemnifying party shall (x) without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld), settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and does not include a statement as to, or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party, or (y) be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with the consent of the indemnifying party or if there be a final judgment for the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by Section 8(a) hereof, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request or disputed in good faith the indemnified party’s entitlement to such reimbursement prior to the date of such settlement.

(d)    If the indemnification provided for in this Section 8 shall for any reason be unavailable to or insufficient to hold harmless an indemnified party under Section 8(a) or 8(b) in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Issuers and the Guarantors, on the one hand, and the Initial Purchasers, on the other, from the offering of the Notes, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Issuers and the Guarantors, on the one hand, and the Initial Purchasers, on the other, with respect to the statements or omissions that resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Issuers and the Guarantors, on the one hand, and the Initial Purchasers, on the other, with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the offering of the Notes purchased under this Agreement (before deducting expenses) received by the Issuers and the Guarantors, as set forth in the table on the cover page of the Offering Memorandum, on the one hand, and the total discounts and commissions received by the Initial Purchasers with respect to the Notes purchased under this Agreement, on the other hand, bear to the total gross proceeds from the offering of the Notes under this Agreement as set forth on the cover page of the Offering Memorandum. The relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Issuers, the Guarantors or the Initial Purchasers, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. For purposes of the preceding two sentences, the net proceeds deemed to be received by the Issuers shall be deemed to be also for the benefit of the Guarantors, and information supplied by the Issuers shall also be deemed to have been supplied by the Guarantors. The Issuers, the Guarantors and the Initial Purchasers agree that it would not be just and equitable if contributions pursuant to this Section 8(d) were to be determined by pro rata allocation (even if the Initial Purchasers were treated as one entity for such purpose) or by any other method of allocation that does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section 8(d) shall be deemed to include, for purposes of this Section 8(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8(d), no Initial Purchaser shall be required to contribute any amount in excess of the discount received by such Initial Purchaser in connection with the Notes distributed by it for any damages that such Initial Purchaser has paid or will become liable to pay by reason of any untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Initial Purchasers’ obligations to contribute as provided in this Section 8(d) are several in proportion to their respective purchase obligations and not joint.

(e)    The Initial Purchasers severally confirm and the Issuers and the Guarantors acknowledge and agree that the statements with respect to the offering of the Notes by the Initial Purchasers set forth in the section entitled “Plan of Distribution—Stabilization and Short Positions” in the Pricing Disclosure Package and the Offering Memorandum are correct and constitute the only information concerning such Initial Purchasers furnished in writing to any of the Issuers or Guarantors by or on behalf of the Initial Purchasers specifically for inclusion in the Preliminary Offering Memorandum, the Pricing Disclosure Package and the Offering Memorandum or in any amendment or supplement thereto or in any Blue Sky Application or in any Marketing Materials.

9.    Defaulting Initial Purchasers.

(a)    If, on the Closing Date, any Initial Purchaser defaults in its obligations to purchase the Notes that it has agreed to purchase under this Agreement, the remaining non-defaulting Initial Purchasers may in their discretion arrange for the purchase of such Notes by the non-defaulting Initial Purchasers or other persons satisfactory to the Issuers on the terms contained in this Agreement. If, within 36 hours after any such default by any Initial Purchaser, the non-defaulting Initial Purchasers do not arrange for the purchase of such Notes, then the Issuers shall be entitled to a further period of 36 hours within which to procure other persons satisfactory to the non-defaulting Initial Purchasers to purchase such Notes on such terms. In the event that within the respective prescribed periods, the non-defaulting Initial Purchasers notify the Issuers that they have so arranged for the purchase of such Notes, or the Issuers notify the non-defaulting Initial Purchasers that they have so arranged for the purchase of such Notes, either the non-defaulting Initial Purchasers or the Issuers may postpone the Closing Date for up to seven full business days in order to effect any changes that in the opinion of counsel for the Issuers or counsel for the Initial Purchasers may be necessary in the Pricing Disclosure Package, the Offering Memorandum or in any other document or arrangement, and the Issuers agree to promptly prepare any amendment or supplement to the Pricing Disclosure Package or the Offering Memorandum that effects any such changes. As used in this Agreement, the term “Initial Purchaser” includes, for all purposes of this Agreement unless the context requires otherwise, any party not listed in Schedule I hereto that, pursuant to this Section 9, purchases Notes that a defaulting Initial Purchaser agreed but failed to purchase.

(b)    If, after giving effect to any arrangements for the purchase of the Notes of a defaulting Initial Purchaser or Initial Purchasers by the non-defaulting Initial Purchasers and the Issuers as provided in paragraph (a) above, the aggregate principal amount of such Notes that remains unpurchased does not exceed one-eleventh of the aggregate principal amount of all the Notes, then the Issuers shall have the right to require each non-defaulting Initial Purchaser to purchase the principal amount of Notes that such Initial Purchaser agreed to purchase hereunder plus such Initial Purchaser’s pro rata share (based on the principal amount of Notes that such Initial Purchaser agreed to purchase hereunder) of the Notes of such defaulting Initial Purchaser or Initial Purchasers for which such arrangements have not been made; provided that the non-defaulting Initial Purchasers shall not be obligated to purchase more than 110% of the aggregate principal amount of Notes that they agreed to purchase on the Closing Date pursuant to the terms of Section 3.

(c)    If, after giving effect to any arrangements for the purchase of the Notes of a defaulting Initial Purchaser or Initial Purchasers by the non-defaulting Initial Purchasers and the Issuers as provided in paragraph (a) above, the aggregate principal amount of such Notes that remains unpurchased exceeds one-eleventh of the aggregate principal amount of all the Notes, or if the Issuers shall not exercise the right described in paragraph (b) above, then this Agreement shall terminate without liability on the part of the non-defaulting Initial Purchasers. Any termination of this Agreement pursuant to this Section 9 shall be without liability on the part of the Issuers or the Guarantors, except that each of the Issuers and Guarantors will continue to be liable for the payment of expenses as set forth in Sections 6 and 11 and except that the provisions of Section 8 shall not terminate and shall remain in effect.

(d)    Nothing contained herein shall relieve a defaulting Initial Purchaser of any liability it may have to the Issuers, the Guarantors or any non-defaulting Initial Purchaser for damages caused by its default.

10.    Termination. The obligations of the Initial Purchasers hereunder may be terminated by the Initial Purchasers by notice given to and received by the Issuers prior to delivery of and payment for the Notes if, prior to that time, any of the events described in Sections 7(i), (k) or (n) shall have occurred or if the Initial Purchasers shall decline to purchase the Notes for any reason permitted under this Agreement.

11.    Reimbursement of Initial Purchasers’ Expenses. If (a) the Issuers for any reason fail to tender the Notes for delivery to the Initial Purchasers, or (b) the Initial Purchasers decline to purchase the Notes for any reason permitted under this Agreement (other than Sections 7(n)(i)(A), (n)(ii), (n)(iii) or (n)(iv)), the Issuers and the Guarantors shall reimburse the Initial Purchasers for all reasonable out-of-pocket expenses (including fees and disbursements of counsel for the Initial Purchasers) incurred by the Initial Purchasers in connection with this Agreement and the proposed purchase of the Notes, and upon demand the Issuers and the Guarantors shall pay the full amount thereof to the Representative. If this Agreement is terminated pursuant to Section 9 by reason of the default of one or more Initial Purchasers or pursuant to Section 10 as a result of the occurrence of any of the events listed in Sections 7(n)(i)(A), (n)(ii), (n)(iii) or (n)(iv), the Issuers and the Guarantors shall not be obligated to reimburse any defaulting Initial Purchaser on account of those expenses.

12.    Notices, etc. All statements, requests, notices and agreements hereunder shall be in writing, and:

(a)    if to any of the Initial Purchasers, shall be delivered or sent by hand delivery, mail, overnight courier or facsimile transmission to Credit Suisse Securities (USA) LLC, Eleven Madison Avenue, New York, New York 10010, Attention: IBCM-Legal, with a copy to Vinson & Elkins L.L.P., 1001 Fannin Street, Suite 2500, Houston, Texas 77002, Attention: Sarah K. Morgan (Fax: (713) 615-5234), and with a copy, in the case of any notice pursuant to Section 8(c), to Credit Suisse Securities (USA) LLC, Eleven Madison Avenue, New York, New York 10010, Attention: Credit Suisse Litigation Department;

(b)    if to any of the Issuers or Guarantors, shall be delivered or sent by hand delivery, mail, overnight courier or facsimile transmission to Tallgrass Energy Partners, LP, 4200 W. 115th Street, Suite 350, Leawood, Kansas 66211, Attention: Christopher R. Jones (Fax: (913) 928-6011), with a copy to Baker Botts L.L.P., 98 San Jacinto Blvd., Suite 1500, Austin, Texas 78701, Attention: Mollie H. Duckworth (Fax: (512) 322-8362);

Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof. The Issuers shall be entitled to act and rely upon any request, consent, notice or agreement given or made on behalf of the Initial Purchasers by Credit Suisse.

13.    Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the Initial Purchasers, the Issuers, the Guarantors and their respective successors. This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except that the representations, warranties, indemnities and agreements of the Issuers and the Guarantors contained in this Agreement shall also be deemed to be for the benefit of affiliates, directors, officers and employees of the Initial Purchasers and each person or persons, if any, controlling any Initial Purchaser within the meaning of Section 15 of the Securities Act. Nothing in this Agreement is intended or shall be construed to give any person, other than the persons referred to in this Section 13, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

14.    Survival. The respective indemnities and agreements of the Issuers, the Guarantors and the Initial Purchasers contained in Section 8 of this Agreement or made by or on behalf of them, respectively, pursuant to Section 8 of this Agreement, shall survive the delivery of and payment for the Notes and shall remain in full force and effect, regardless of any investigation made by or on behalf of any of them or any person controlling any of them. In addition, any covenants or agreements that by their terms are to be performed subsequent to the delivery of and payment for the Notes shall survive such delivery and payment. Except as expressly provided above, all of the parties’ respective representations, warranties, covenants and agreements in this Agreement shall terminate upon the delivery of and payment for the Notes.

15.    Definition of the Terms “Business Day”, “Affiliate”, and “Subsidiary”. For purposes of this Agreement, (a) “business day” means any day on which the New York Stock Exchange, Inc. is open for trading, and (b) “affiliate” and “subsidiary” have the meanings set forth in Rule 405 under the Securities Act.

16.    Governing Law & Venue. This Agreement and any claim, controversy or dispute arising under or related to this Agreement shall be governed by and construed in accordance with the laws of the State of New York. Each of the Issuers and Guarantors and each of the Initial

Purchasers agree that any suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby may be instituted in any State or U.S. federal court in The City of New York and County of New York, and waives any objection that such party may now or hereafter have to the laying of venue of any such proceeding, and irrevocably submits to the exclusive jurisdiction of such courts in any suit, action or proceeding.

17.    Waiver of Jury Trial. Each of the Issuers and Guarantors and each of the Initial Purchasers hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

18.    No Fiduciary Duty. The Issuers and the Guarantors acknowledge and agree that in connection with this offering, or any other services the Initial Purchasers may be deemed to be providing hereunder, notwithstanding any preexisting relationship, advisory or otherwise, between the parties or any oral representations or assurances previously or subsequently made by the Initial Purchasers: (a) no fiduciary or agency relationship between any of the Issuers or Guarantors and any other person, on the one hand, and the Initial Purchasers, on the other, exists; (b) the Initial Purchasers are not acting as advisors, expert or otherwise, to the Issuers and the Guarantors, including, without limitation, with respect to the determination of the purchase price of the Notes, and such relationship between the Issuers and the Guarantors, on the one hand, and the Initial Purchasers, on the other, is entirely and solely commercial, based on arms-length negotiations; (c) any duties and obligations that the Initial Purchasers may have to the Issuers and the Guarantors shall be limited to those duties and obligations specifically stated herein; (d) the Initial Purchasers and their respective affiliates may have interests that differ from those of the Issuers and the Guarantors; and (e) the Issuers and the Guarantors have consulted their own legal and financial advisors to the extent they deemed appropriate. The Issuers and the Guarantors hereby waive any claims that the Issuers and the Guarantors may have against the Initial Purchasers with respect to any breach of fiduciary duty in connection with the Notes.

19.    Counterparts. This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original but all such counterparts shall together constitute one and the same instrument.

20.    Headings. The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

If the foregoing correctly sets forth the agreement among the Issuers, the Guarantors and the Initial Purchasers, please indicate your acceptance in the space provided for that purpose below.

Very truly yours,

ISSUERS:

TALLGRASS ENERGY PARTNERS, LP

By: Tallgrass MLP GP, LLC, its general partner

By:	/s/ David G. Dehaemers, Jr.
Name:	David G. Dehaemers, Jr.
Title:	President and Chief Executive Officer

TALLGRASS ENERGY FINANCE CORP.

By:	/s/ David G. Dehaemers, Jr.
Name:	David G. Dehaemers, Jr.
Title:	President and Chief Executive Officer

[Signature Page to Purchase Agreement]

GUARANTORS:

TALLGRASS MLP OPERATIONS, LLC

By:	/s/ David G. Dehaemers, Jr.
Name:	David G. Dehaemers, Jr.
Title:	President and Chief Executive Officer

TALLGRASS INTERSTATE GAS      TRANSMISSION, LLC

TALLGRASS MIDSTREAM, LLC

TRAILBLAZER PIPELINE COMPANY LLC

TALLGRASS ENERGY INVESTMENTS,

     LLC

TALLGRASS PXP HOLDINGS, LLC

TEP REX HOLDINGS, LLC

BNN SOUTH TEXAS, LLC

BNN WATER SOLUTIONS, LLC

BNN WESTERN, LLC

BNN REDTAIL, LLC

BNN RECYCLE, LLC

ALPHA RECLAIM TECHNOLOGY, LLC

TALLGRASS NATGAS OPERATOR, LLC

TALLGRASS TERMINALS, LLC

TALLGRASS STERLING TERMINAL, LLC

By:	/s/ David G. Dehaemers, Jr.
Name:	David G. Dehaemers, Jr.
Title:	Chief Executive Officer

[Signature Page to Purchase Agreement]

Accepted:

CREDIT SUISSE SECURITIES (USA) LLC

CAPITAL ONE SECURITIES, INC.

CITIGROUP GLOBAL MARKETS INC.

MORGAN STANLEY & CO. LLC

MUFG SECURITIES AMERICAS, INC.

PNC CAPITAL MARKETS LLC

U.S. BANCORP INVESTMENTS, INC.

By CREDIT SUISSE SECURITIES (USA) LLC, as Authorized Representative

By:	/s/ Max Lipkind
Name: Max Lipkind
Title: Managing Director

[Signature Page to Purchase Agreement]

SCHEDULE I
Principal Amount of Notes to be Purchased

Initial Purchasers
Credit Suisse Securities (USA) LLC.	$128,948,000
Capital One Securities, Inc.	36,842,000
Citigroup Global Markets Inc.	36,842,000
Morgan Stanley & Co. LLC	36,842,000
MUFG Securities Americas Inc.	36,842,000
PNC Capital Markets LLC	36,842,000
U.S. Bancorp Investments, Inc.	36,842,000

Total	$350,000,000

SCHEDULE II

GUARANTORS

Tallgrass Interstate Gas Transmission, LLC

Tallgrass Midstream, LLC

Tallgrass MLP Operations, LLC

Trailblazer Pipeline Company LLC

Tallgrass Energy Investments, LLC

Tallgrass PXP Holdings, LLC

TEP REX Holdings, LLC

BNN South Texas, LLC

BNN Water Solutions, LLC

BNN Western, LLC

BNN Redtail, LLC

BNN Recycle, LLC

Alpha Reclaim Technology, LLC

Tallgrass NatGas Operator, LLC

Tallgrass Terminals, LLC

Tallgrass Sterling Terminal, LLC

SCHEDULE III

TALLGRASS ENERGY PARTNERS, LP

TALLGRASS ENERGY FINANCE CORP.

$350,000,000 5.50% Senior Notes due 2024

May 11, 2017

Term Sheet

Term Sheet dated May 11, 2017 to the Preliminary Offering Memorandum dated May 10, 2017 of Tallgrass Energy Partners, LP and Tallgrass Energy Finance Corp. (the “Issuers”). This Term Sheet is qualified in its entirety by reference to the Preliminary Offering Memorandum. The information in this Term Sheet supplements the Preliminary Offering Memorandum and supersedes the information in the Preliminary Offering Memorandum to the extent it is inconsistent with the information in the Preliminary Offering Memorandum. Capitalized terms used in this Term Sheet but not defined have the meanings given them in the Preliminary Offering Memorandum.

Issuers	Tallgrass Energy Partners, LP Tallgrass Energy Finance Corp.

Title of Securities	5.50% Senior Notes due 2024 (the “Notes”)

Guarantors	The Notes are jointly and severally guaranteed by all existing wholly owned subsidiaries of Tallgrass Energy Partners, LP (other than Tallgrass Energy Finance Corp. and two new restricted subsidiaries that will guarantee the Notes after the closing of this offering) and will be so guaranteed by certain future subsidiaries

Aggregate Principal Amount	$350,000,000, upsized from $200,000,000. The Notes offered hereby will be part of the same series of notes as the $400,000,000 aggregate principal amount of 5.50% Senior Notes due 2024 issued and sold by the Issuers on September 1, 2016.

Distribution	144A for Life/Regulation S

Maturity Date	September 15, 2024

Issue Price	100.00% plus accrued and unpaid interest thereon from March 15, 2017 to the Closing Date

Coupon	5.50%

Yield to Worst	5.498%

Benchmark Treasury	2.375% due August 15, 2024

Spread to Benchmark Treasury	349 basis points

Interest Payment Dates	March 15 and September 15 of each year, with the first interest payment on the Notes offered hereby being due on September 15, 2017. Interest on the notes will accrue from March 15, 2017.

Ratings*	B1 (Moody’s) / BB+ (S&P)

Trade Date	May 11, 2017

Settlement Date	May 16, 2017 (T+3)

Make-Whole Redemption	Make-whole redemption at Treasury Rate + 50 basis points prior to September 15, 2019

Optional Redemption	On or after September 15, 2019 at the following redemption prices (expressed as a percentage of principal amount), plus accrued and unpaid interest, if any, on the Notes redeemed during the twelve-month period indicated beginning on September 15 of the years indicated below:

Year	Price

2019	104.125%

2020	102.750%

2021	101.375%

2022 and thereafter	100.000%

Equity Clawback	Up to 35% at 105.50% prior to September 15, 2019

Change of Control	101% plus accrued and unpaid interest

Book-Running Managers

Credit Suisse Securities (USA) LLC

Capital One Securities, Inc.

Citigroup Global Markets Inc.

Morgan Stanley & Co. LLC

MUFG Securities Americas Inc.

PNC Capital Markets LLC

U.S. Bancorp Investments, Inc.

CUSIP Numbers	Rule 144A: 87470L AA9 Regulation S: U8302L AB4

ISIN Numbers	Rule 144A: US87470LAA98 Regulation S: USU8302LAB46

Denominations	Minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof

*	Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.

All information (including financial information) presented in the Preliminary Offering Memorandum is deemed to have changed to the extent affected by the changes described herein. As a result of the upsize, the net proceeds to Tallgrass Energy Partners LP will be $346,200,000.

This material is strictly confidential and has been prepared by the Issuer solely for use in connection with the proposed offering of the securities described in the Preliminary Offering Memorandum. This material is personal to each offeree and does not constitute an offer to any other person or the public generally to subscribe for or otherwise acquire the securities. Please refer to the Preliminary Offering Memorandum for a complete description.

The securities have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and are being offered only to (1) “qualified institutional buyers” as defined in Rule 144A under the Securities Act and (2) outside the United States to non-U.S. persons in compliance with Regulation S under the Securities Act, and this communication is only being distributed to such persons.

This communication is not an offer to sell the securities and it is not a solicitation of an offer to buy the securities in any jurisdiction to any person to whom it is unlawful to make such offer or soliciation in such jurisdiction.

Any disclaimers or notices that may appear on this Term Sheet below the text of this legend are not applicable to this Term Sheet and should be disregarded. Such disclaimers may have been electronically generated as a result of this Term Sheet having been sent via, or posted on, Bloomberg or another electronic mail system.

SCHEDULE IV

A.	None.

B.	None.

SCHEDULE V

Entity	Jurisdiction of Organization	Foreign Qualifications

Alpha Reclaim Technology, LLC	Texas	—

BNN Great Plains, LLC	Delaware	Wyoming

BNN Redtail, LLC	Delaware	Colorado

BNN Recycle, LLC	Delaware	Colorado

BNN South Texas, LLC	Delaware	Texas

BNN Water Solutions, LLC	Delaware	Colorado, Texas

BNN Western, LLC	Delaware	Colorado

Rockies Express Pipeline LLC	Delaware	Colorado, Illinois, Indiana, Kansas, Missouri, Nebraska, Ohio, Texas, Wyoming

Stanchion Trading, LLC	Delaware	Colorado

Tallgrass Energy Partners, LP	Delaware	—

Tallgrass Energy Finance Corp.	Delaware	—

Tallgrass Interstate Gas Transmission, LLC	Colorado	Kansas, Missouri, Montana, Nebraska, Oklahoma, Texas, Utah, Wyoming

Tallgrass Midstream, LLC	Delaware	Wyoming

Tallgrass MLP GP, LLC	Delaware	—

Tallgrass MLP Operations, LLC	Delaware	Colorado, Kansas, Missouri, Montana, Nebraska, Oklahoma, Utah, Wyoming

Trailblazer Pipeline Company LLC	Delaware	Colorado, Illinois, Nebraska, Utah

Tallgrass Energy Investments, LLC	Delaware	—

Tallgrass PXP Holdings, LLC	Delaware	—

Tallgrass Pony Express Pipeline, LLC	Delaware	Colorado, Kansas, Nebraska, Oklahoma, Wyoming

TEP REX Holdings, LLC	Delaware	—

Tallgrass NatGas Operator, LLC	Delaware	Colorado, Wyoming

Tallgrass Terminals, LLC	Delaware	Colorado

Tallgrass Sterling Terminal, LLC	Delaware	Colorado

SCHEDULE VI

GENERAL SOLICITATION

Press release issued by the Company dated May 10, 2017, relating to the announcement of the offering of the Notes.

Press release issued by the Company dated May 11, 2017, relating to the announcement of the pricing of the Notes.

Exhibit A

Form of Opinion of Counsel for the Partnership Entities

Baker Botts L.L.P. shall have furnished to the Initial Purchasers its written opinion, as counsel to the Partnership Entities, addressed to the Initial Purchasers and dated the Closing Date, in form and substance reasonably satisfactory to Credit Suisse Securities (USA) LLC, to the effect that:

1.    Each of the Partnership and the General Partner has been duly formed and each of the Partnership Entities (other than TIGT, Tallgrass Midstream, NatGas, Terminals and Sterling) (the “Delaware/Texas Partnership Entities”) is validly existing as a corporation, limited partnership or limited liability company, as the case may be, and is in good standing under the laws of the State of Delaware or the State of Texas, as the case may be, and is duly qualified to do business and in good standing as a foreign corporation, foreign limited partnership or foreign limited liability company, as the case may be, in each jurisdiction set forth opposite its name on Schedule I hereto. Each of the entities set forth on Schedule I hereto has all requisite corporate, limited partnership or limited liability company power and authority, as the case may be, necessary to own or lease its properties currently owned or leased and to conduct the businesses in which it is currently engaged, in each case in all material respects as described in the Pricing Disclosure Package and the Offering Memorandum;

2.    No registration under the Securities Act of the Notes or the Guarantees, and no qualification of the Indenture under the Trust Indenture Act with respect thereto, is required for the sale of the Notes and the Guarantees to you as contemplated hereby or for the initial resale of Notes by you to qualified institutional buyers or non-U.S. persons in the manner contemplated by this Agreement, assuming (i) the accuracy of the Initial Purchasers’ representations and warranties in this Agreement, (ii) the accuracy of the Issuers’ and the Guarantors’ representations and warranties in this Agreement and (iii) the due performance and compliance by the Issuers, the Guarantors and the Initial Purchasers of their respective covenants and agreements set forth in this Agreement; provided, however, that such counsel need not express any opinion as to any subsequent reoffer or resale of the Notes;

3.    The General Partner has all requisite limited liability company power and authority to serve as general partner of the Partnership in all material respects as described in the Pricing Disclosure Package and the Offering Memorandum;

4.    Tallgrass Equity is the sole member of the General Partner, with a 100% membership interest in the General Partner; such membership interest has been duly authorized and validly issued in accordance with the General Partner LLC Agreement and is fully paid (to the extent required under the General Partner LLC Agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act); and Tallgrass Equity owns such membership interest free and clear of all Liens in respect of which a financing statement under the Uniform

Exhibit A-1

Commercial Code of the State of Delaware naming Tallgrass Equity as debtor is on file in the office of the Secretary of State of the State of Delaware, other than those created by or arising under the Tallgrass Equity Credit Agreement;

5.    The General Partner is the sole general partner of the Partnership. As of the date hereof, the General Partner owns 834,391 General Partner units in the Partnership (the “General Partner Units”); such General Partner Units have been duly authorized and validly issued in accordance with the Partnership Agreement; and the General Partner owns such General Partner Units free and clear of all Liens in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the General Partner as debtor is on file in the office of the Secretary of State of the State of Delaware;

6.    Other than its indirect ownership of a 98% membership interest in Pony Express and a 49.99% membership interest in REX, the Partnership owns, directly or indirectly, 100% of the issued capital stock or membership interests, as applicable, in Finance Co. and in each of the Operating Subsidiaries other than TIGT (the “Delaware/Texas Operating Subsidiaries”). The stock or membership interests in the Delaware/Texas Operating Subsidiaries owned directly or indirectly by the Partnership have been duly authorized and validly issued in accordance with the Organizational Documents of the Delaware/Texas Operating Subsidiaries and are fully paid (to the extent required under such Organizational Documents) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act or Section 101.206 of the Texas Business Organizations Code, as applicable); and are owned, directly or indirectly, by the Partnership, free and clear of all Liens in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware or the Uniform Commercial Code of the State of Texas, as applicable, naming the Partnership as the debtor is on file in the office of the Secretary of State of the State of Delaware or the office of Secretary of State of the State of Texas, as applicable (other than those created by or arising under the Revolving Credit Agreement);

7.    Each of the Issuers has all requisite corporate or limited partnership power and authority, as applicable, to execute, deliver and perform its obligations under this Agreement, the Indenture and the Notes and to issue and sell the Notes. Each Guarantor (other than TIGT) (the “Delaware/Texas Guarantors”) has all requisite limited liability company power and authority to execute, deliver and perform its obligations under this Agreement, the Indenture and the Guarantees;

8.    This Agreement has been duly authorized, executed and delivered by or on behalf of each of the Issuers and Delaware/Texas Guarantors;

9.    The Indenture has been duly authorized by all necessary corporate or limited partnership action, as applicable, of each of the Issuers, has been duly executed and delivered by each of the Issuers and, assuming the due authorization, execution and delivery thereof by TIGT and the Trustee, is the legally valid and binding agreement of each of the Issuers, enforceable against each of them in accordance with its terms; provided that the enforceability thereof is subject to (i) applicable bankruptcy,

Exhibit A-2

insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting the rights and remedies of creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (ii) public policy, applicable law relating to fiduciary duties and indemnification and contribution and an implied covenant of good faith and fair dealing (the “Enforceability Exceptions”);

10.    The Indenture has been duly authorized by all necessary limited liability company action of each of the Delaware/Texas Guarantors, and has been duly executed and delivered by each of the Delaware/Texas Guarantors. The Indenture, assuming due authorization, execution and delivery thereof by TIGT and the Trustee, is the legally valid and binding agreement of each of the Delaware/Texas Guarantors and TIGT, enforceable against each of Delaware/Texas Guarantors and TIGT in accordance with its terms; provided that the enforceability thereof is subject to the Enforceability Exceptions.

11.    The Notes have been duly authorized by all necessary corporate or limited partnership action, as applicable, of each of the Issuers and, when executed, issued and authenticated by the Trustee in accordance with the terms of the Indenture and delivered to and paid for by you in accordance with the terms of the Agreement and assuming the due authorization, execution and delivery of the Indenture by the Trustee, will be the legal, valid and binding obligations of each of the Issuers, enforceable against each of them in accordance with their terms except as enforcement thereof may be limited by the Enforceability Exceptions;

12.    The Guarantees have been duly authorized by all necessary limited liability company action of each of the Delaware/Texas Guarantors and, assuming TIGT has duly and validly authorized its Guarantee, upon the due execution, authentication and delivery of the Notes in accordance with the Indenture and the issuance of the Notes to the Initial Purchasers contemplated by this Agreement, the Guarantees will constitute valid and binding obligations of each of the Guarantors, enforceable against each of the Guarantors in accordance with their terms, except as enforcement thereof may be limited by the Enforceability Exceptions;

13.    The Organizational Agreements of the Delaware/Texas Partnership Entities have been duly authorized, executed and delivered by each of the Delaware/Texas Partnership Entities that are parties thereto, and the Organizational Agreements of the Delaware/Texas Partnership Entities, assuming the due authorization, execution and delivery by the other parties thereto, are valid and legally binding agreements of the Delaware/Texas Partnership Entities that are parties thereto, enforceable against such Delaware/Texas Partnership Entities in accordance with their terms; provided that, with respect to each such agreement, the enforceability thereof may be limited by the Enforceability Exceptions;

14.    None of (i) the issue and sale of the Notes and the Guarantees, (ii) the execution, delivery and performance by the Issuers and the Delaware/Texas Guarantors of the Indenture and this Agreement and (iii) the consummation of the transactions contemplated hereby and thereby (A) constitutes or will constitute a violation of the

Exhibit A-3

Organizational Documents of any of the Delaware/Texas Partnership Entities, (B) constitutes or will constitute a breach or violation of, or a default (or an event that, with notice or lapse of time or both, would constitute such a default) under, any agreement or instrument listed on Schedule II hereto (the “Applicable Documents”), (C) violates or will violate any of the DGCL, the Delaware LP Act, the Delaware LLC Act, the Texas Business Organizations Code or federal law, or (D) results or will result in the creation or imposition of any Lien (other than Liens arising under or in connection with the Revolving Credit Agreement or the Tallgrass Equity Credit Agreement) upon any property or assets of any of the Partnership Entities under the Applicable Documents, except in the case of clauses (B), (C) and (D) for any such conflicts, violations, breaches, defaults or Liens that would not, individually or in the aggregate, have a Material Adverse Effect or a material adverse effect on the ability of any of the Partnership Entities party thereto to consummate the transactions provided for in this Agreement; provided, however, that such counsel need express no opinion in this paragraph (m) with respect to federal or state securities or anti-fraud laws;

15.    No consent, approval, authorization, order, registration, filing or qualification (“Consent”) of or with any Delaware, Texas or federal court, governmental agency or body having jurisdiction over any of any of the Issuers or the Delaware/Texas Guarantors or any of their properties or assets is required in connection with (i) the issue and sale of the Notes and the Guarantees, (ii) the execution, delivery and performance by the Issuers and the Delaware/Texas Guarantors of the Notes, the Guarantees, the Indenture and this Agreement and (iii) the consummation of the transactions contemplated hereby and thereby, subject to the Enforceability Exceptions, except (A) for such Consents as may be required under federal or state securities or Blue Sky laws in connection with the purchase and distribution of the Notes by the Initial Purchasers, (B) for such Consents that have been obtained or made, (C) for any such Consents the absence or omission of which would not reasonably be expected to materially impair the ability of any of the Issuers or Guarantors to consummate the transactions provided for in this Agreement and (D) as described in the Pricing Disclosure Package and the Offering Memorandum;

16.    None of the Issuers or Guarantors is now, or immediately following the sale of the Notes to be sold by the Issuers pursuant to this Agreement and application of the net proceeds from such sale as described in the Pricing Disclosure Package and the Offering Memorandum under the caption “Use of Proceeds” will be, an “investment company” as defined in the Investment Company Act;

17.    The statements contained in the Pricing Disclosure Package and the Offering Memorandum under the caption “Description of Notes,” insofar as they purport to constitute a summary of the terms of the Indenture, the Notes and the Guarantees, are accurate in all material respects;

18.    The statements contained in the Pricing Disclosure Package and the Offering Memorandum under the caption “Description of Other Indebtedness,” insofar as they purport to constitute summaries of the terms of contracts and other documents, are accurate in all material respects; and

Exhibit A-4

19.    The statements contained in the Pricing Disclosure Package and the Offering Memorandum under the caption “Certain United States Federal Tax Considerations,” insofar as they purport to constitute summaries of matters of United States federal tax law and regulations or legal conclusions with respect thereto, are accurate in all material respects.

In rendering the opinion expressed in paragraph 1 above as it relates to the due formation of each of the Partnership and the General Partner, such counsel may rely solely upon the certificates from the Secretary of State of the State of Delaware. In rendering the opinion expressed in paragraph 1 above as it relates to the valid existence and good standing of the Delaware/Texas Partnership Entities under the laws of the State of Delaware or the State of Texas, as applicable, such counsel may rely solely upon certificates from the Secretary of State of the State of Delaware or Secretary of State of the State of Texas, as applicable. In rendering the opinion expressed in paragraph 1 above as it relates to the due qualification to transact business and good standing as a foreign limited partnership, foreign limited liability company or corporation, as the case may be, of the Delaware/Texas Partnership Entities, in the jurisdictions listed on Schedule I hereto, such counsel may rely solely upon certificates as of a recent date from public officials of such states.

In rendering the opinions expressed in paragraphs 3, 4 and 5 above as they relate to the existence of any Lien for which a financing statement under the Uniform Commercial Code is on file, such counsel may rely solely upon such counsel’s review of reports, dated as of recent dates, prepared by CT Lien Solutions, a Wolters Kluwer Company, purporting to describe all financing statements on file as of the dates thereof in the office of the Secretary of State of the State of Delaware, naming Tallgrass Equity, the General Partner, the Partnership, Tallgrass Operations or Tallgrass MLP Operations, as applicable, as debtors.

In addition, such counsel does not express any opinion with respect to (A) any permits to own or operate any real or personal property or (B) state or local taxes or tax statutes to which any of the limited partners of the Partnership or any of the Partnership Entities may be subject.

In addition, such counsel shall make statements to the following effect:

We have reviewed the Pricing Disclosure Package and the Offering Memorandum and have participated in conferences with officers and other representatives of the Partnership Entities, with representatives of the Partnership’s independent registered public accounting firm, with your representatives and your counsel, at which the contents of the Pricing Disclosure Package, the Offering Memorandum and related matters were discussed. The purpose of our professional engagement was not to establish or confirm factual matters set forth in the Pricing Disclosure Package or the Offering Memorandum, and we have not undertaken to verify independently any of the factual matters in such documents. Moreover, many of the determinations required to be made in the preparation of the Pricing Disclosure Package and the Offering Memorandum involve matters of a non-legal nature. Accordingly, we are not passing upon, and do not assume any responsibility for, the accuracy, completeness or fairness of the statements contained or included in the Pricing Disclosure Package and the Offering Memorandum (except to the extent stated in paragraphs 17, 18 and 19 above). Subject to the foregoing and on the basis of the information we gained in the course of performing the services referred to above, we advise you that nothing came to our attention that caused us to believe that:

Exhibit A-5

(a)    the Pricing Disclosure Package, as of the Applicable Time, included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; or

(b)    the Offering Memorandum, as of its date or as of the Closing Date, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

it being understood that in each case we have not been asked to, and do not express any belief with respect to (i) the financial statements and schedules or other financial, accounting or reserve information contained or included or incorporated by reference therein or omitted therefrom or (ii) representations and warranties and other statements of fact contained in the exhibits to the documents incorporated by reference therein.

Exhibit A-6

SCHEDULE I

Entity	Jurisdiction of Organization	Foreign Qualifications

Alpha Reclaim Technology, LLC	Texas	—

BNN Great Plains, LLC	Delaware	Wyoming

BNN Redtail, LLC	Delaware	Colorado

BNN Recycle, LLC	Delaware	Colorado

BNN South Texas, LLC	Delaware	Texas

BNN Water Solutions, LLC	Delaware	Colorado, Texas

BNN Western, LLC	Delaware	Colorado

Rockies Express Pipeline LLC	Delaware	Colorado, Illinois, Indiana, Kansas, Missouri, Nebraska, Ohio, Texas, Wyoming

Stanchion Trading, LLC	Delaware	Colorado

Tallgrass Energy Partners, LP	Delaware	—

Tallgrass Energy Finance Corp.	Delaware	—

Tallgrass Midstream, LLC	Delaware	Wyoming

Tallgrass MLP GP, LLC	Delaware	—

Tallgrass MLP Operations, LLC	Delaware	Colorado, Kansas, Missouri, Montana, Nebraska, Oklahoma, Utah, Wyoming

Trailblazer Pipeline Company LLC	Delaware	Colorado, Illinois, Nebraska, Utah

Tallgrass Energy Investments, LLC	Delaware	—

Tallgrass PXP Holdings, LLC	Delaware	—

Tallgrass Pony Express Pipeline, LLC	Delaware	Colorado, Kansas, Nebraska, Oklahoma, Wyoming

TEP REX Holdings, LLC	Delaware	—

Tallgrass NatGas Operator, LLC	Delaware	Colorado, Wyoming

Tallgrass Terminals, LLC	Delaware	Colorado

Tallgrass Sterling Terminal, LLC	Delaware	Colorado

Exhibit A-7

SCHEDULE II

1.	Third Amended and Restated Limited Liability Company Agreement of Pony Express, dated March 1, 2015

2.	Omnibus Agreement, dated May 17, 2013, by and among Tallgrass Development, LP, the Partnership, the General Partner and Tallgrass Development GP, LLC

3.	Tallgrass MLP GP, LLC Long-Term Incentive Plan

4.	Form of Employee Equity Participation Unit Agreement

5.	Revolving Credit Agreement, dated May 17, 2013, by and among Tallgrass Energy Partners, LP, Barclays Bank PLC, as administrative agent, and a syndicate of lenders named therein

6.	Amendment No. 1, dated June 25, 2014, to the Revolving Credit Agreement, dated May 17, 2013

7.	Amendment No. 2 to Credit Agreement, dated as of November 24, 2015

8.	Amendment No. 3 to Credit Agreement, dated January 11, 2016

9.	Purchase and Sale Agreement, dated as of March 1, 2015, by and among Tallgrass Energy Partners, LP, Tallgrass Development, LP and Tallgrass Operations, LLC

10.	Contribution and Transfer Agreement, dated January 1, 2016, by and between the Partnership and Tallgrass Operations, and for certain limited purposes, Tallgrass Development, LP

11.	Transfer, Purchase and Sale Agreement, dated as of December 16, 2015, by and between Whiting Oil and Gas Corporation, BNN Western, LLC and BNN Redtail, LLC.

12.	Membership Interest Purchase Agreement, dated March 29, 2016, by and between Sempra REX Holdings, LLC and TEP REX Holdings, LLC

13.	Assignment and Assumption Agreement, dated as of May 6, 2016, by and among Rockies Express Holdings, LLC, TEP REX Holdings, LLC and, for the limited purposes set forth therein, Tallgrass Development, LP

14.	Second Amended and Restated Limited Liability Company Agreement of Rockies Express Pipeline LLC, dated effective as of January 1, 2010, among Rockies Express Holdings, LLC, TEP REX Holdings, LLC, and P66REX LLC

15.	Amendment No. 1 to Second Amended and Restated Limited Liability Company Agreement of Rockies Express Pipeline LLC, dated effective as of November 13, 2012, among Kinder Morgan W2E Pipeline LLC, TEP REX Holdings, LLC, Rockies Express Holdings, LLC and P66REX LLC

Exhibit A-8

16.	Amendment No. 2 to Second Amended and Restated Limited Liability Company Agreement, dated effective as of May 5, 2016, among Sempra REX Holdings, LLC and P&S Project I, LLC, Rockies Express Holdings, LLC and P66REX LLC

17.	Amendment No. 4 to Credit Agreement, dated as of April 27, 2016

18.	Indenture, dated September 1, 2016, among Tallgrass Energy Partners, LP, Tallgrass Energy Finance Corp., the Guarantors named therein and U.S. Bank National Association, as trustee

19.	Purchase and Sale Agreement, dated January 1, 2017, by and between Tallgrass Energy Partners, LP and Tallgrass Operations, LLC and, for certain limited purposes, Tallgrass Development, LP

20.	Purchase and Sale Agreement, dated March 31, 2017, by and among Tallgrass Energy Partners, LP, Rockies Express Holdings, LLC and Tallgrass Development, LP

Exhibit A-9

Exhibit B

Form of Opinion of General Counsel to the Partnership Entities

Christopher R. Jones shall have furnished to the Initial Purchasers his written opinion, as general counsel to the Partnership Entities, addressed to the Initial Purchasers and dated the Closing Date, in form and substance reasonably satisfactory to Credit Suisse Securities (USA) LLC, to the effect that:

(a)    Legal Proceedings. To the knowledge of such counsel, there are no legal, governmental or regulatory investigations, actions, suits or proceedings pending or threatened to which any of the Partnership Entities is a party or to which any of their respective properties is subject that are required to be described in the Pricing Disclosure Package or the Offering Memorandum but are not so described as required by the Securities Act;

(b)    Contracts to be Described or Filed. To the knowledge of such counsel, there are no agreements, contracts, indentures, leases or other instruments to which any of the Partnership Entities is a party that would be required to be described in a registration statement filed under the Securities Act or filed as exhibits to a registration statement of the Partnership pursuant to Item 601 of Regulation S-K that have not been described in the Pricing Disclosure Package and the Offering Memorandum; and

(c)    No Conflicts. None of (i) the issuance and sale of the Notes and the Guarantees, (ii) the execution, delivery and performance by the Issuers and the Guarantors of the Indenture and this Agreement and (iii) the consummation of the transactions contemplated hereby and thereby, (i) violates or will violate any order, judgment, decree, or injunction known to such counsel to which any of the Partnership Entities is a party or any of their property or assets is subject, (ii) to the knowledge of such counsel, constitutes or will constitute a breach or violation of, or a default (or an event that, with notice or lapse of time or both, would constitute such a default) under, any agreement or other instrument to which a Partnership Entity is a party (excluding for purposes of this clause (ii) of this opinion those agreements and instruments filed or incorporated by reference as an exhibit to the Partnership’s Annual Report on Form 10-K for the year ended December 31, 2016, the Partnership’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2017, or any of the Partnership’s Current Reports on Form 8-K filed with the Commission since December 31, 2016) (collectively, the “Applicable Agreements”), or (iii) to the knowledge of such counsel, results or will result in the creation or imposition of any Lien upon any property or assets of the Partnership Entities under any Applicable Agreement, except for any such violations, breaches, defaults or Liens that, individually or in the aggregate, are not reasonably likely to materially impair the ability of the Partnership to consummate the transactions provided for in this Agreement.

In rendering such opinion, such counsel may (i) rely in respect of matters of fact upon certificates of officers and employees of the Partnership Entities and upon information obtained from public officials, (ii) assume that all documents submitted to such counsel as originals are

Exhibit B-1

authentic, that all copies submitted to such counsel conform to the originals thereof, and that the signatures on all documents examined by such counsel are genuine and (iii) state that its opinion is limited to matters governed by the laws of the State of Kansas.

In addition, such counsel shall make statements to the following effect:

I have reviewed the Pricing Disclosure Package and the Offering Memorandum and I or my representatives have participated in conferences with officers and other representatives of the Partnership Entities, with representatives of the Partnership’s independent registered public accounting firm, and with your representatives and your counsel, at which the contents of the Pricing Disclosure Package and the Offering Memorandum and related matters were discussed. I have not undertaken to verify independently any of the factual matters in such documents. Moreover, many of the determinations required to be made in the preparation of the Pricing Disclosure Package and the Offering Memorandum involve matters of a non-legal nature. Accordingly, I am not passing upon, and do not assume any responsibility for, the accuracy, completeness or fairness of the statements contained or included in the Pricing Disclosure Package and the Offering Memorandum. Subject to the foregoing and on the basis of the information I gained in the course of performing the services referred to above, I advise you that nothing came to my attention that caused me to believe that:

(a)    the Pricing Disclosure Package, as of the Applicable Time, included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; or

(b)    the Offering Memorandum, as of its date or as of the Closing Date included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

it being understood that in each case I have not been asked to, and do not express any belief with respect to (i) the financial statements and schedules or other financial, accounting or reserve information contained or included or incorporated by reference therein or omitted therefrom or (ii) representations and warranties and other statements of fact contained in the exhibits to the documents incorporated by reference therein.

Exhibit B-2

Exhibit C

Form of Opinion of Colorado Counsel to the Partnership Entities

Stinson Leonard Street LLP shall have furnished to the Initial Purchasers its written opinion, as Colorado counsel to the Partnership Entities, addressed to the Initial Purchasers and dated the Closing Date, in form and substance reasonably satisfactory to Credit Suisse Securities (USA) LLC, to the effect that:

(a)    Formation and Qualification of TIGT. TIGT is validly existing and in good standing as a limited liability company under the laws of the State of Colorado and is duly qualified to do business or in good standing as a foreign limited liability company, as the case may be, in each jurisdiction set forth opposite its name on Schedule I hereto. TIGT has all limited liability company power and authority necessary to own or hold its properties currently owned or leased to it and to conduct the businesses in which it is currently engaged as described in the Pricing Disclosure Package and the Offering Memorandum, in each case in all material respects;

(b)    Ownership of TIGT. Tallgrass MLP Operations owns, of record, all of the outstanding membership interests in TIGT; and such membership interests have been duly authorized and validly issued in accordance with the TIGT LLC Agreement. Under the Colorado Limited Liability Company Act, C.R.S. §§ 7-80-101 et seq. (the “Colorado LLC Act”), no member of TIGT has any obligation to make further payments for its purchase of membership interests in TIGT or contributions to TIGT solely by reason of such member’s status as a member of TIGT, except for such member’s obligation to repay any funds wrongfully distributed to it;

(c)    Authority and Authorization. TIGT has all requisite limited liability company power and authority to execute, deliver and perform its obligations under this Agreement, the Indenture and the Guarantees;

(d)    Authorization, Execution and Delivery of the Purchase Agreement. This Agreement has been duly authorized, executed and delivered by or on behalf of TIGT;

(e)    Authorization, Execution and Delivery of the Indenture. Subject to customary assumptions and qualifications, the Indenture has been duly authorized by all necessary limited liability company action of TIGT, and has been duly executed and delivered by TIGT;

(f)    Enforceability of Organizational Documents. The TIGT LLC Agreement has been duly authorized, executed and delivered by TIGT. The TIGT LLC Agreement is a valid and legally binding agreement of TIGT, enforceable against TIGT in accordance with its terms;

(g)    No Conflicts. None of (i) the issue and sale of the Notes and the Guarantees, (ii) the execution, delivery and performance by the Issuers and the Guarantors of the Notes, the Guarantees, the Indenture and this Agreement, (iii) the application of the proceeds from the sale of the Notes as described under “Use of

Exhibit C-1

Proceeds” in each of the Pricing Disclosure Package and the Offering Memorandum and (iv) the consummation of the transactions contemplated hereby and thereby constitutes or will constitute a violation of the TIGT Governing Documents or the Colorado LLC Act, in each case, except for any such violations that, individually or in the aggregate, would not reasonably be expected to materially impair the ability of any of the Partnership Entities to consummate any transactions provided for in this Agreement; and

(h)    No Consents. No consent, approval, authorization, order, registration, filing or qualification (“Consent”) of or with any Colorado court, governmental agency or body having jurisdiction over TIGT or any of its properties or assets is required under the Colorado LLC Act in connection with (i) the issue and sale of the Notes and the Guarantees, (ii) the execution, delivery and performance by the Issuers and the Guarantors of the Notes, the Guarantees, the Indenture and this Agreement, (iii) the application of the proceeds from the sale of the Notes as described under “Use of Proceeds” in each of the Pricing Disclosure Package and the Offering Memorandum and (iv) the consummation of the transactions contemplated hereby and thereby, except (A) for such Consents as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Notes by the Initial Purchasers, (B) for such Consents that have been obtained or made, (C) for any such Consents the absence or omission of which would not reasonably be expected to materially impair the ability of any of the Issuers or Guarantors to consummate the transactions provided for in this Agreement and (D) as described in the Pricing Disclosure Package and the Offering Memorandum.

In rendering such opinion, such counsel may (i) rely in respect of matters of fact upon certificates of officers and employees of the Partnership Entities and upon information obtained from public officials, (ii) assume that all documents submitted to such counsel as originals are authentic, that all copies submitted to such counsel conform to the originals thereof, and that the signatures on all documents examined by such counsel are genuine, (iii) state that its opinion is limited to matters governed by Applicable Colorado Law, (iv) with respect to the opinions expressed as to the valid existence and good standing of TIGT in the State of Colorado and as to its good standing or qualification as a foreign limited liability company, state that such opinions are based upon, as applicable, a certificate of good standing provided by the Secretary of State of the State of Colorado and certificates of good standing or foreign qualification provided by the Secretary of State of the states listed on an annex to be attached to such counsel’s opinion (each of which shall be dated as of a date not more than fourteen days prior to the Closing Date and shall be provided to counsel to the Initial Purchasers), (v) define TIGT Governing Documents as the articles of organization of TIGT, as amended to date, and the TIGT LLC Agreement, (vi) define Applicable Colorado Law to mean those statutes, rules and regulations of the State of Colorado which, based upon such counsel’s scope of representation of and its experience with TIGT, such counsel reasonably recognizes, in the exercise of customary professional diligence, as applicable to TIGT and to general business entities, which are not engaged in regulated business activities, (vii) with respect any opinion regarding the enforceability of any agreement to which a Partnership Entity is a party, assume that such agreement is enforceable against all other parties thereto (other than any Partnership Entity), (viii) state that such counsel expresses no opinion with respect to (A) any permits to own or operate any real or personal property, (B) state or local taxes or tax statutes to which any of the limited partners of the Partnership or any of

Exhibit C-2

the Partnership Entities (including TIGT) may be subject, or (C) securities laws, including Blue Sky laws, and other anti-fraud laws, and (ix) state that the opinions expressed therein are subject to other assumptions, qualifications and limitations (including, without limitation, a Practical Realization Limitation) that are customarily made by such counsel in similar opinion letters, and are acceptable to the Representative in its reasonable discretion. For purposes hereof, a “Practical Realization Limitation” means a qualification regarding the enforceability of one or more reviewed agreements (a Reviewed Agreement) in substantially the following form: “In addition to the other qualifications set forth in this opinion letter regarding the enforceability of a Reviewed Agreement, certain waivers, procedures, remedies and other provisions of the Reviewed Agreements may be rendered unenforceable or limited by certain laws, regulations or judicial decisions, but such laws, regulations and judicial decisions would not render any Reviewed Agreement invalid as a whole and would not make the remedies available under the Reviewed Agreements, taken as a whole, inadequate for the practical realization of the principal rights and benefits purported to be afforded thereby, except for the economic consequences of any judicial, administrative or other delay or procedure which may be imposed by applicable law.”

Exhibit C-3

SCHEDULE I

Entity	Foreign Qualifications
Tallgrass Interstate Gas Transmission, LLC	Kansas, Missouri, Montana, Nebraska, Oklahoma, Texas, Utah, Wyoming

Exhibit C-4